Filed Pursuant to Rule 424(b)(5)

Registration No. 333-213036

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and is effective. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUPPLEMENT	SUBJECT TO COMPLETION	DATED MAY 21, 2019

(To the Prospectus dated August 25, 2016)

         Shares

Common Stock

Warrants to Purchase            Shares of Common Stock

We are offering                  shares of our common stock, par value $0.0001 per share, together with a number of warrants to purchase              shares of our common stock (and the shares of common stock that are issuable from time to time upon exercise of the warrants) pursuant to this prospectus supplement and the accompanying prospectus. Each warrant upon exercise at a price of     % of the public offering price of the common stock will result in the issuance of       of a share of common stock to the holder of such warrant.

The shares of common stock can each be purchased only with the accompanying warrants (other than the over-allotment option), but will be issued separately, and will be immediately separable upon issuance.

Our common stock is listed on the Nasdaq Capital Market under the symbol “ONCS.” On May 21, 2019, the last reported sale price of our common stock on the Nasdaq Capital Market was $4.00 per share. The public offering price per common share will be determined between us, the underwriters and investors based on market conditions at the time of pricing, and may be at a discount to the current market price of our common stock. Therefore, the recent market price used throughout this prospectus supplement may not be indicative of the final offering price. The public offering price of the warrant is $     per warrant. There is no established trading market for the warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the warrants will be limited.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-4 of this prospectus supplement and page 6 of the accompanying prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per share	Per warrant	Total
Public offering price(1)	$	$	$
Underwriting discounts and commissions(2)	$	$	$
Proceeds, before expenses, to us	$	$	$

(1)	The public offering price is $ per share of common stock and $ per accompanying warrant.
(2)	We have agreed to reimburse the underwriters for certain expenses. See “Underwriting” for a description of the compensation payable to the underwriters.

We have granted a 45-day option to the representative of the underwriters to purchase up to        additional shares of common stock and/or additional warrants to purchase up to      shares of common stock solely to cover over-allotments, if any.

The underwriters expect to deliver our securities to purchasers in the offering on or about          , 2019.

A.G.P.

Prospectus Supplement dated May,     2019.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of securities and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, dated August 25, 2016, including the documents incorporated by reference, provides more general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus supplement,” we are referring to both parts of this document combined, together with all documents incorporated by reference.

To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference that was filed with the U.S. Securities and Exchange Commission, or SEC, before the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

This prospectus supplement relates to part of a registration statement that we have filed with the SEC utilizing a “shelf” registration process. The securities that may be offered, issued and sold under this prospectus supplement is included in the securities that may be offered, issued and sold by us pursuant to our shelf registration statement. This prospectus supplement is deemed a prospectus supplement to the accompanying prospectus included in the registration statement of which this prospectus supplement forms a part.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any free writing prospectus we may provide to you in connection with this offering and the information incorporated or deemed to be incorporated by reference therein. We have not, and the underwriter has not, authorized anyone to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are not offering to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than as of the date of this prospectus supplement or the accompanying prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of our securities. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein or in the accompanying prospectus, were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We are offering to sell, and are seeking offers to buy, securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless otherwise stated, all references in this prospectus supplement to “we,” “us,” “our,” “OncoSec,” the “Company” and similar designations refer to OncoSec Medical Incorporated. This prospectus supplement contains trademarks and trade names of OncoSec Medical Incorporated, including our name and logo. Other service marks, trademarks and trade names referred to in this document are the property of their respective owners.

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SPECIAL CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

Certain matters discussed in this prospectus supplement and the accompanying prospectus, including matters discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K, each as incorporated by reference herein, may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, or the Securities Act, and the Securities Exchange Act of 1934, as amended, or the Exchange Act, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. The words “anticipate,” “believe,” “estimate,” “may,” “expect” and similar expressions are generally intended to identify forward-looking statements. Our actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation, those discussed under the captions “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in this prospectus supplement and the documents incorporated by reference herein, as well as other factors which may be identified from time to time in our other filings with the SEC, or in the documents where such forward-looking statements appear. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements.

Some of the factors that we believe could cause actual results to differ from those anticipated or predicted include:

●	the success and timing of our clinical trials, including safety and efficacy of our product candidates, patient accrual, unexpected or expected safety events, and the usability of data generated from our trials;

●	our ability to successfully file and obtain timely marketing approval from the U.S. Food and Drug Administration, or FDA, or comparable foreign regulatory agency for one or more Biologics License Applications, or BLAs, or New Drug Applications, or NDAs;

●	our ability to obtain and maintain marketing approval from regulatory agencies for our products in the U.S. and foreign countries;

●	our ability to adhere to ongoing compliance requirements of all health authorities, in the U.S. and foreign countries;

●	our ability to obtain and maintain adequate reimbursement for our products;

●	our ability to obtain the desired labeling of our products under any regulatory approval we might receive;

●	our plans to develop and commercialize our products;

●	the successful development and implementation of sales and marketing campaigns;

●	the loss of key scientific or management personnel;

●	the size and growth of the potential markets for our product candidates and our ability to serve those markets;

●	our ability to successfully compete in the potential markets for our product candidates, if commercialized;

●	regulatory developments in the United States and foreign countries;

●	the rate and degree of market acceptance of any of our product candidates;

●	new products, product candidates or new uses for existing products or technologies introduced or announced by our competitors and the timing of these introductions or announcements;

●	market conditions in the pharmaceutical and biotechnology sectors;

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●	our available cash and investments;

●	the accuracy of our estimates regarding expenses, future revenues, capital requirements and needs for additional financing;

●	our ability to obtain additional funding;

●	our ability to obtain and maintain intellectual property protection for our product candidates;

●	our ability to maintain license agreements for our licensed product candidates;

●	the success and timing of our preclinical studies, including those intended to support an Investigational New Drug, or IND, application;

●	the ability of our product candidates to successfully perform and advance in clinical trials;

●	our ability to obtain and maintain authorization from regulatory authorities for use of our product candidates for initiation and conduct of clinical trials;

●	our ability to manufacture and supply our products, gain access to products we plan to use in combination studies and the performance of and reliance on third-party manufacturers and suppliers;

●	the performance of our clinical research organizations, clinical trial sponsors, and clinical trial investigators; and

●	our ability to successfully implement our strategy.

The forward-looking statements contained in this prospectus supplement and accompanying prospectus reflect our views and assumptions only as of the date of this prospectus supplement. Except as required by law, we assume no responsibility for updating any forward-looking statements.

This prospectus supplement includes statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third-parties. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe these industry publications and third-party research, surveys and studies are reliable, we have not independently verified such data.

We qualify all of our forward-looking statements by these cautionary statements. In addition, with respect to all of our forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before making an investment decision. To fully understand this offering and its consequences to you, you should read this entire prospectus supplement and the accompanying prospectus carefully, including the factors described under the heading “Risk Factors” in this prospectus supplement beginning on page S-4 and page 6 of the accompanying prospectus, together with any free writing prospectus we have authorized for use in connection with this offering and the financial statements and all other information incorporated by reference in this prospectus supplement and the accompanying prospectus. When used in this prospectus supplement and the accompanying prospectus, except where the context otherwise requires, the terms the “Company,” “we,” “us,” “our” or similar terms refer to OncoSec Medical Incorporated, a Nevada corporation.

Company Overview

We are a biotechnology company focused on designing, developing and commercializing innovative therapies and proprietary medical approaches to stimulate and guide an anti-tumor immune response for the treatment of cancer. Our core platform technology, ImmunoPulse®, is a drug-device therapeutic modality comprised of a proprietary intratumoral electroporation delivery device. The ImmunoPulse® platform is designed to deliver plasmid DNA-encoded drugs directly into a solid tumor and promote an immunological response against cancer. The ImmunoPulse® device can be adapted to treat different tumor types, and consists of an electrical pulse generator, a reusable handle and disposable applicators. Our lead product candidate is a DNA-encoded interleukin-12 (“IL-12”), called tavokinogene telseplasmid (“TAVO”). The ImmunoPulse® electroporation platform is used to deliver TAVO intratumorally, with the aim of reversing the immunosuppressive microenvironment in the treated tumor. The activation of the appropriate inflammatory response can drive a systemic anti-tumor response against untreated tumors in other parts of the body. In February 2017, we received Fast Track designation from the U.S. Food and Drug Administration (“FDA”) for TAVO in metastatic melanoma, which could qualify TAVO for expedited FDA review, a rolling Biologics License Application review and certain other benefits.

Our current focus is to pursue our study of TAVO in combination with KEYTRUDA® (pembrolizumab) in melanoma, triple negative breast cancer (“TNBC”), squamous cell head and neck (“SCCHN”), and cervical cancer.

KEYNOTE-695 targets melanoma patients who are definitive anti-PD-1 non-responders. In May 2017, we entered into a clinical trial collaboration and supply agreement with a subsidiary of Merck & Co., Inc. (“Merck”) in connection with the KEYNOTE-695 study. This study is a registration-directed, Phase 2b open-label, single-arm, multicenter study in the United States, Canada and Australia. Pursuant to the terms of the agreement, both companies will bear their own costs related to manufacturing and supply of their product, as well as be responsible for their own internal costs. We will sponsor the study and be responsible for external costs.

KEYNOTE-695 is currently enrolling and treating patients and we provided topline preliminary data updates at The Society for Immunotherapy of Cancer in November of 2018 and at its Business Outlook in February 2019. The Company does not plan to provide any further data updates regarding KEYNOTE-695. Based upon the preliminary patent tumor evaluations and responses previously observed, the Company plans to focus on completing enrollment with respect to KEYNOTE-695, as well as other requisite activities necessary to prepare to file for accelerated approval in the United States and file for regulatory approval in Europe for TAVO in conjunction with pembrolizumab in the treatment of patients with unresectable or metastatic melanoma and disease progression following anti-PD-1 therapy and, if BRAF V600 mutation positive, a BRAF inhibitor.

We are also pursuing development in TNBC. In May 2018, we entered into a second clinical trial collaboration and supply agreement with Merck with respect to a Phase 2 study of TAVO in combination with KEYTRUDA® to evaluate the safety and efficacy of the combination in patients with inoperable locally advanced or metastatic TNBC, who have previously failed at least one systemic chemotherapy or immunotherapy. This study is referred to as KEYNOTE-890. Pursuant to the terms of the agreement, both companies will bear their own costs related to manufacturing and supply of their product, as well as be responsible for their own internal costs. We will sponsor the study and be responsible for external costs. The KEYNOTE-890 study is currently enrolling and treating patients. The study is a Phase 2 open-label, single-arm, multicenter study in the United States and Australia.

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OMS-131 is an investigator-initiated clinical trial conducted by the University of California San Francisco Helen Diller Family Comprehensive Cancer Center. This study targets patients with SCCHN and is a single-arm open-label clinical trial in which 35 evaluable patients will receive TAVO, KEYTRUDA® and epacadostat OMS-131 is currently enrolling and treating patients.

OMS-150 targets women with recurrent/persistent cervical cancer. In December 2018, we entered into a collaboration with the Gynecologic Oncology Group Foundation, the world-renowned, non-profit organization with the purpose of conducting clinical research for the prevention and treatment of all gynecologic cancers, including cervical cancer. OMS-150 will evaluate the combination of TAVO and commercially available KEYTRUDA®. We plan to begin enrollment in 2019. This study is a registration-directed, Phase 2b open-label, single-arm, multicenter study.

We intend to continue to pursue other ongoing or potential new trials and studies related to TAVO, in various tumor types. In addition, we are also developing our next-generation electroporation device and applicator, including advancements toward prototypes, pursuing discovery research to identify other product candidates that, in addition to IL-12, can be encoded into propriety plasmid-DNA, delivered intratumorally using electroporation. Using our next-generation technology, our goal is to reverse the immunosuppressive mechanisms of a tumor, as well as to expand our ImmunoPulse® pipeline. We believe that the flexibility of our propriety plasmid-DNA technology allows us to deliver other immunologically relevant molecules into the tumor microenvironment in addition to the delivery of plasmid-DNA encoding for IL-12. In March 2019, the Company had a poster presentation at the 2019 America Association for Cancer Research (“AACR”) where it presented pre-clinical data regarding its new anti-tumor product candidate, which will amplify the power of intratumoral IL-12 through the addition of both CXCL9, a critical T cell chemokine, and anti-CD3, a membrane bound pan T cell stimulator. These other immunologically relevant molecules may compliment IL-12’s activity by limiting or enhancing key pathways associated with tumor immune subversion. We have also announced new technology to treat deep visceral lesions with IL-12.

Corporate Information

We were incorporated under the laws of the State of Nevada in February 2008 under the name Netventory Solutions Inc. to pursue the business of inventory management solutions. In March 2011, we completed a merger with our subsidiary to change our name to “OncoSec Medical Incorporated,” and we commenced operations as a biotechnology company upon our acquisition of assets from Inovio related to the use of drug-medical device combination products for the treatment of various cancers. Our principal executive office is located at 24 North Main Street, Pennington, NJ 08534. The telephone number for our principal executive office is (855) 662-6732. Our website address is www.oncosec.com. Information contained on our website is not, and should not be considered, part of this prospectus. Prior to the commencement of this offering, we completed a reverse stock split of 1 for 10. Following the reverse stock split, our existing stockholders will hold 6,983,010 shares of our common stock.

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The Offering

Common stock offered by us	shares of our common stock, par value $0.0001 per share.

Warrants offered by us

Warrants to purchase an aggregate of          shares of our common stock at a purchase price of $     per warrant. Each share of our common stock is being sold together with a warrant to purchase    of a share of our common stock. Each warrant will be exercisable immediately, will expire five years from the date of issuance (subject to the call option) and we have the option to “call” the exercise of any or all of the warrants, from time to time after any 10-consecutive trading day period during which the daily volume weighted average price of the common stock is not less than    % of the exercise price for the warrants in effect for such 10-consecutive trading day period. Each warrant will have an exercise price per share of    % of the public offering price of the common stock (subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events). No fractional shares of common stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, at our election, we will pay the holder an amount in cash equal to the fractional amount multiplied by the fair market value of any such fractional shares or round up to the next whole share. The warrants also provide that in the event of a fundamental transaction we are required to cause any successor entity to assume our obligations under the warrants. In addition, the holder of the warrant will be entitled to receive upon exercise of the warrant the kind and amount of securities, cash or property that the holder would have received had the holder exercised the warrant immediately prior to such fundamental transaction. At the holder’s election, exercisable at any time concurrently with, or within 30 days after, the consummation of certain fundamental transactions, we or any successor entity shall purchase the warrant from the holder by paying the holder an amount of cash equal to the Black-Scholes value (determined in accordance with the provisions of the warrant). This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of the warrants.

Common stock to be outstanding after the offering	shares (or shares if the underwriters exercise in full their option to purchase additional shares from us).

Option to purchase additional shares	We have granted the underwriters an option to purchase additional shares of our common stock and/or warrants to purchase up to shares of common stock. This option is exercisable, in whole or in part, for a period of 45 days from the date of this prospectus supplement.

Use of Proceeds	We intend to use the net proceeds from this offering for (i) clinical, regulatory, manufacturing and, if and when approved, potential commercial activities of our product candidates; (ii) clinical development of our product candidates; (iii) research and development activities; (iv) potential acquisitions and in-licensing; and (v) other general corporate purposes.

See “Use of Proceeds” on page S-10 of this prospectus supplement.

Risk factors	See “Risk Factors” beginning on page S-4, on page 6 of the accompanying prospectus and our “Risk Factors” beginning on page 20 of our Annual Report on Form 10-K for the year ended July 31, 2018, which is incorporated by reference herein, for a discussion of factors that you should consider before investing in our common stock.

Nasdaq Capital Market symbol	Our common stock is listed on the Nasdaq Capital Market under the symbol “ONCS” There is no established trading market for the warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the warrants will be limited.

The number of shares of common stock to be outstanding after this offering is based on 6,983,010 shares of our common stock outstanding as of January 31, 2019, after giving effect to our 1 to 10 reverse stock split and  520,875 shares issued under a common stock purchase agreement in March 2019, and excludes, as of such date:

●	914,830 shares of common stock issuable upon exercise of outstanding options having a weighted-average exercise price of $13.00 per share;

●	113,854 shares of common stock issuable upon the vesting and settlement of outstanding restricted stock units;

●	97,412 shares of common stock reserved for issuance and available for future grant under our 2011 Stock Incentive Plan (as amended);

●	39,661 shares of common stock reserved for issuance and available for future grant under our Employee Stock Purchase Plan; and

●	892,890 shares of common stock issuable upon exercise of outstanding warrants having an exercise price per share ranging from $12.50 to $180.00.

Unless otherwise indicated, all information in this prospectus supplement assumes:

●	No exercise of the outstanding options;

●	No exercise of the warrants issued in this offering; and

●	No exercise by the underwriters of the option to purchase up to [ ] additional shares of our common stock and/or warrants to purchase up to additional shares of common stock.

S-3

RISK FACTORS

Investing in our securities involves a high degree of risk. This prospectus supplement does not describe all of those risks. You should consider the risk factors described in this prospectus supplement under the caption “Risks associated with this offering” below, as well as the those described under the caption “Risk Factors” in the accompanying prospectus, and in the documents incorporated by reference herein, including our Annual Report on Form 10-K for the fiscal year ended July 31, 2018 filed with the SEC on October 19, 2018, together with the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, before making an investment decision.

If any of these risks occur, our business, financial condition, results of operations and future prospects would likely be materially and adversely affected. In these circumstances, the market price of our common stock would likely decline and you may lose all or part of your investment. Share information set forth in these risk factors is as of the dates set forth herein or therein and unless otherwise indicated, does not give effect to the issuance of the securities in connection with this offering.

Risks associated with this offering

We have incurred net operating losses since our inception and anticipate that we will continue to incur substantial operating losses for the foreseeable future. We may never achieve or sustain profitability, which would depress the market price of our common stock, and could cause you to lose all or a part of your investment.

We have incurred net losses from operations from our inception through January 31, 2019 of approximately $150.0 million. We do not know whether or when we will become profitable. To date, we have not commercialized any products or generated any income from product sales. Our losses have resulted principally from costs incurred in development and discovery activities. We anticipate that our operating losses will substantially increase over the next several years as we execute our plan to expand our discovery, research, development and potential commercialization activities. If our cash is insufficient to meet future operating requirements, we will have to raise additional funds. If we are unable to obtain additional funds on terms favorable to us or at all, we may be required to cease or reduce our operating activities or sell or license to third-parties some or all of our intellectual property. If we raise additional funds by selling additional shares of our capital stock, the ownership interests of our stockholders will be diluted. If we need to raise additional funds through the sale or license of our intellectual property, we may be unable to do so on terms favorable to us, if at all. In addition, if we do not continue to meet our diligence obligations under our license agreements for our clinical drug candidates that we have in-licensed, we will lose our rights to develop and commercialize those clinical drug candidates.

If we do not successfully develop and obtain regulatory approval for our existing and future product candidates and effectively manufacture, market and sell any product candidates that are approved, we may never generate product sales, and even if we do generate product sales, we may never achieve or sustain profitability on a quarterly or annual basis. Our failure to become and remain profitable would depress the market price of our common stock and could impair our ability to raise capital, expand our business, diversify our product offerings or continue our operations. A decline in the market price of our common stock also could cause you to lose all or a part of your investment.

We will require additional financing to achieve our goals, and a failure to obtain this capital when needed could force us to delay, limit, reduce or terminate our product development or commercialization efforts.

Since our inception, most of our resources have been dedicated to the discovery, acquisition and preclinical and clinical development of our product candidates. We have expended and believe that we will continue to expend substantial resources for the development of our clinical drug candidates and may expend additional resources on other product candidates and drug discovery and acquisition efforts. These expenditures will include costs associated with general administration, facilities, research and development, acquiring new technologies, manufacturing product candidates, conducting preclinical experiments and clinical trials, applying for regulatory approvals, commercializing any products that might receive approval for sale, and costs associated with operating as a public company.

S-4

We have no significant current source of income to sustain our present activities, and we do not expect to generate income until, and unless, we obtain approval from the FDA or other regulatory authorities, and we successfully commercialize one or more of our product candidates. As the outcome of our ongoing and future clinical trials is highly uncertain, our estimates of clinical trial costs necessary to successfully complete the development and commercialization of our product candidates may differ significantly from our actual costs. In addition, other unanticipated costs may arise.

As a result of these and other factors currently unknown to us, we may need to seek additional funds sooner than planned, through public or private equity, debt financings or other sources, such as strategic partnerships and alliances and licensing arrangements. In addition, we may seek additional capital due to favorable market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans.

Our future capital requirements depend on many factors, including:

●	the number and characteristics of the product candidates we pursue;

●	the scope, progress, results and costs of researching and developing our product candidates, and conducting preclinical and clinical trials;

●	the ability of our product candidates to progress through clinical development successfully;

●	the timing of, and the costs involved in, seeking regulatory approvals for our product candidates;

●	the cost of commercialization activities if any of our product candidates are approved for sale, including marketing, sales and distribution costs;

●	the cost associated with securing and establishing commercialization and manufacturing capabilities for our product candidates and any products for which we might receive regulatory approval;

●	our ability to establish and maintain strategic partnerships, licensing or other arrangements and the economic and other terms of such agreements;

●	the costs involved in preparing, filing, prosecuting, maintaining, defending and enforcing patent claims, including litigation costs and the outcome of such litigation;

●	the timing, receipt and amount of sales of, or royalties on, our future products, if any;

●	our need and ability to hire additional management and scientific, medical, and sales and marketing personnel;

●	the effect of competing technological and market developments; and

●	our need to implement additional internal systems and infrastructure, including financial and reporting systems.

Additional funds may not be available when we need them, on terms that are acceptable to us, or at all. If adequate funds are not available to us on a timely basis, we may be required to:

●	delay, limit, reduce or terminate preclinical studies, clinical trials or other research and development activities for one or more of our product candidates;

●	delay, limit, reduce or terminate manufacturing of our product candidates; or

●	delay, limit, reduce or terminate our establishment of sales and marketing capabilities or other activities that may be necessary to commercialize our product candidates and ensure their acceptance by third-party payors and the market.

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Unstable market and economic conditions may have serious adverse consequences on our business, financial condition and stock price.

There can be no assurance that deterioration in credit and financial markets and confidence in economic conditions will not occur. Our general business strategy may be adversely affected by an economic downturn, a volatile business environment or an unpredictable and unstable market. If equity and credit markets deteriorate, it may make any necessary equity, debt, or other financing more difficult to secure, more costly, more dilutive, and less favorable to existing shareholders. Failure to secure any necessary financing in a timely manner and on favorable terms could have a material adverse effect on our growth strategy, financial performance and stock price and could require us to delay or abandon our business and clinical development plans. In addition, there is a risk that one or more of our current service providers, manufacturers and other partners may not survive these difficult economic times, which could directly affect our ability to attain our operating goals on schedule and on budget. There is a possibility that our stock price may decline, due in part to the volatility of the stock market and the general economic downturn.

The market price of our common stock may be highly volatile and our stockholders could incur substantial losses.

The market price of our common stock may be highly volatile, and could be subject to wide fluctuations in response to various factors, some of which are beyond our control. Since our merger with our subsidiary completed in March 2011, the closing price of our common stock has ranged from $0.48 per share to $37.00 per share without giving effect to our 1 for 10 reverse stock split. The stock market in general and the market for biopharmaceutical companies, in particular, have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. The market price for our common stock may be influenced by many factors, including:

●	results from or delays of clinical trials of our product candidates, as well as results of regulatory reviews relating to the approval of our product candidates;

●	our decision to initiate a clinical trial, not to initiate a clinical trial or to terminate an existing clinical trial;

●	our dependence on third-parties, including clinical research organizations and contract manufacturing organizations, trial sites, clinical trial sponsors and clinical investigators;

●	our ability to commercialize our product candidates, if approved;

●	the results of our efforts to discover, develop, acquire or in-license additional product candidates or products;

●	new products, product candidates or new uses for existing products or technologies introduced or announced by our competitors and the timing of these introductions or announcements;

●	regulatory or legal developments in the United States and other countries;

●	our ability to maintain the license agreements for our product candidates;

●	developments or disputes concerning patent applications, issued patents or other proprietary rights;

●	the recruitment or departure of key scientific or management personnel;

●	the level of expenses related to any of our product candidates or clinical development programs;

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●	actual or anticipated changes in estimates as to financial results, development timelines or recommendations by securities analysts;

●	variations in our financial results or those of companies that are perceived to be similar to us;

●	sales of common stock by us or our stockholders in the future, as well as the overall trading volume of our common stock;

●	changes in the structure of healthcare payment systems and product pricing restrictions;

●	market conditions in the pharmaceutical and biotechnology sectors;

●	general economic, industry and market conditions and other factors that may be unrelated to our operating performance or the operating performance of our competitors, including changes in market valuations of similar companies; and

●	the other factors described in this “Risk Factors” section.

Our failure to meet the continued listing requirements of Nasdaq could result in a delisting of our common stock.

Our common stock is currently listed on the Nasdaq Capital Market. If we fail to satisfy the continued listing requirements of the Nasdaq Capital Market, such as the corporate governance requirements or the minimum closing bid price requirement, the Nasdaq Stock Market may take steps to delist our common stock. Such a delisting would likely have a negative effect on the price of our common stock and would impair your ability to sell or purchase our common stock when you wish to do so. In addition, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our securities;

●	a limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

On December 21, 2018, we received a letter from the Nasdaq Stock Market indicating that our consolidated closing bid price has been below $1.00 per share for 30 consecutive business days, and that, therefore, we are not in compliance with the minimum bid price requirement for listing on the Nasdaq Capital Market. To regain compliance with the bid price requirement, the bid price of our common stock must close at $1.00 per share or more for a minimum of ten consecutive business days and we must meet all other listing standards for the Nasdaq Capital Market. On May 20, 2019, we filed a Certificate of Change with the Nevada Secretary of State, in order to effect a 1 for 10 reverse stock split, effective as of 5:00 p.m., Eastern Standard Time, on May 20, 2019. As a result of the reverse stock split, the closing bid price of our common stock on May 21, 2019 was $3.96.

There can be no assurance that the reverse stock split will bring us into compliance with the bid price requirement. In the event of a delisting, we would take actions to restore our compliance with the Nasdaq Capital Market listing requirements, but we can provide no assurance that any such action taken by us would allow our common stock to become listed again, stabilize the market price or improve the liquidity of our common stock, prevent our common stock from dropping below the minimum bid price requirement or prevent future non-compliance with the Nasdaq Capital Market listing requirements. We will need to regain compliance by June 19, 2019, subject to possible extension. We intend to monitor the closing bid price of our common stock and consider our available options to resolve any noncompliance with the listing requirements of the Nasdaq Capital Market.

S-7

If our common stock were delisted and determined to be a “penny stock,” a broker-dealer may find it more difficult to trade our common stock and an investor may find it more difficult to acquire or dispose of our common stock in the secondary market.

If our common stock were removed from listing with Nasdaq, it may be subject to the so-called “penny stock” rules. The SEC has adopted regulations that define a “penny stock” to be any equity security that has a market price per share of less than $5.00, subject to certain exceptions, such as any securities listed on a national securities exchange. For any transaction involving a “penny stock,” unless exempt, the rules impose additional sales practice requirements on broker-dealers, subject to certain exceptions. If our common stock were delisted and determined to be a “penny stock,” a broker-dealer may find it more difficult to trade our common stock and an investor may find it more difficult to acquire or dispose of our common stock on the secondary market.

We incur significant costs as a result of operating as a public company, and our management is required to devote substantial time to compliance initiatives.

As a public company, we incur and will continue to incur significant legal, accounting and other expenses. We are subject to the reporting and other requirements of the Exchange Act, the Sarbanes Oxley Act of 2002, or the Sarbanes Oxley Act, and the Dodd-Frank Wall Street Reform and Protection Act, as well as rules subsequently adopted by the SEC and the Nasdaq. These rules and regulations require, among other things, that we file annual, quarterly and current reports with respect to our business and financial condition and establish and maintain effective disclosure and financial controls and corporate governance practices. Changes in these rules and regulations can create uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time-consuming. Our management and other personnel devote a substantial amount of time to these compliance initiatives.

If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results or prevent fraud. As a result, stockholders could lose confidence in our financial and other public reporting, which would harm our business and the trading price of our common stock.

Effective internal controls over financial reporting are necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, are designed to prevent fraud. Any failure to implement required new or improved controls, or difficulties encountered in their implementation, could cause us to fail to meet our reporting obligations. In addition, any testing by us conducted in connection with Section 404 of the Sarbanes-Oxley Act, or the subsequent testing by our independent registered public accounting firm, may reveal deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses or that may require prospective or retroactive changes to our financial statements or identify other areas for further attention or improvement. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our common stock.

We are required to disclose changes made in our internal controls and procedures on a quarterly basis and our management is required to assess the effectiveness of these controls annually. An independent assessment of the effectiveness of our internal controls could detect problems that our management’s assessment might not. Undetected material weaknesses in our internal controls could lead to financial statement restatements and require us to incur the expense of remediation.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our common stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. If one or more of the analysts who cover us downgrade our stock or publish inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, demand for our stock could decrease, which might cause our stock price and trading volume to decline.

Raising additional capital may cause dilution to our existing stockholders, restrict our operations or require us to relinquish rights to our technologies or product candidates.

We will likely seek to raise additional capital through a combination of private and public equity offerings, debt financings, strategic partnerships and alliances and licensing arrangements. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the ownership interests of existing stockholders will be diluted, and the terms may include liquidation or other preferences that adversely affect stockholder rights. Debt financing, if available, may involve agreements that include covenants limiting or restricting our ability to take certain actions, such as incurring debt, making capital expenditures or declaring dividends. If we raise additional funds through strategic partnerships and alliances and licensing arrangements with third-parties, we may have to relinquish valuable rights to our technologies or product candidates, or grant licenses on terms that are not favorable to us. If we are unable to raise additional funds through equity or debt financing when needed, we may be required to delay, limit, reduce or terminate our product development or commercialization efforts or grant rights to develop and market product candidates that we would otherwise prefer to develop and market ourselves.

S-8

We have broad discretion over the use of our cash, cash equivalents and marketable securities, including the net proceeds we receive in this offering, and may not use them effectively.

Our management has broad discretion to use our cash, cash equivalents and marketable securities, including the net proceeds we receive in this offering, to fund our operations and could spend these funds in ways that do not improve our results of operations or enhance the value of our common stock. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our common stock to decline and delay the development of our product candidates. Pending their use to fund operations, we may invest our cash, cash equivalents and marketable securities in a manner that does not produce income or that loses value.

We do not expect to pay dividends on our capital stock in the foreseeable future.

We have never declared or paid cash dividends on our capital stock. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business, and we do not anticipate paying any cash dividends on our capital stock in the foreseeable future. In addition, the terms of any future debt agreements may preclude us from paying dividends. As a result, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.

If you purchase the common stock sold in this offering, you may suffer immediate dilution of your investment.

If you purchase common stock in this offering, you will incur immediate and substantial dilution of $        per share, representing the difference between the public offering price of $         per share, and our as adjusted net tangible book value per share after giving effect to this offering at the public offering price. Moreover, as of January 31, 2019, after giving effect to our 1 for 10 reverse stock split, there were (i) 914,830 shares subject to outstanding options at a weighted-average exercise price of $13.00 per share, and (ii) 892,890 shares of common stock issuable upon exercise of outstanding warrants having an exercise price per share ranging from $12.50 to $180.00 per share. To the extent that these outstanding options or warrants are ultimately exercised or the underwriter exercises its option to purchase additional shares, you may incur further dilution. For a further description of the dilution you may experience immediately after this offering, see “Dilution.”

If we are unable to obtain stockholder approval to increase our authorized common stock, we will have limited financing alternatives available to us in the future.

We currently have authorized 16,000,000 shares of common stock, after giving effect to our 1 for 10 reverse stock split. In order for us to use common stock in excess of 16,000,000 shares as a source of funding in the future, we will be required to obtain stockholder approval to increase the number of authorized shares of common stock. There can be no assurance we will be able to receive such approval. If we are unable to obtain stockholder approval to increase the number of authorized shares, we may be prevented from taking advantage of any opportunities to raise additional working capital or otherwise consummate strategic or other transactions that require the issuance of common stock in excess of our authorized amount.

The warrants are speculative in nature.

The warrants offered hereby do not confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of common stock at a fixed price. Specifically, commencing on the date of issuance, holders of the warrants may exercise their right to acquire the common stock and pay an exercise price of     % of the public offering price of the common stock. Moreover, following this offering, the market value of the warrants is uncertain and there can be no assurance that the market value of the warrants will equal or exceed their public offering price. There can be no assurance that the market price of the common stock will ever equal or exceed the exercise price of the warrants, and consequently, whether it will ever be profitable for holders of the warrants to exercise the warrants.

Holders of our warrants will have no rights as a common stockholder until they acquire our common stock.

Until you acquire shares of our common stock upon exercise of your warrants, you will have no rights with respect to shares of our common stock issuable upon exercise of your warrant. Upon exercise of your warrant, you will be entitled to exercise the rights of a common stockholder as to the security exercised only as to matters for which the record date occurs after the exercise date.

There is no established market for the warrants to purchase shares of our common stock being offered in this offering.

There is no established trading market for the warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the warrants will be limited.

The exercise price of the warrants offered by this prospectus supplement will not be adjusted for certain dilutive events.

The exercise price of the warrants offered by this prospectus supplement is subject to adjustment for certain events, including, but not limited to, certain issuances of capital stock, options, convertible securities and other securities. However, the exercise prices will not be adjusted for dilutive issuances of securities considered “excluded securities” and there may be transactions or occurrences that may adversely affect the market price of our common stock or the market value of such warrants without resulting in an adjustment of the exercise prices of such warrants.

S-9

USE OF PROCEEDS

We estimate that the net proceeds from our issuance and sale of               shares of our common stock and accompanying warrants in this offering will be approximately $             million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. If the underwriters exercise the option to purchase an additional               shares of our common stock and/or warrants to purchase upto an additional         shares of common stock in full, we estimate that the net proceeds from this offering will be approximately $               million, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

Except where indicated, the foregoing discussion assumes no exercise of the warrants issued in this offering or of the underwriters’ option to purchase up to       additional shares of common stock and/or warrants to purchase up to an additional         shares of common stock.

We intend to use the net proceeds from this offering for (i) clinical, regulatory, manufacturing and, if and when approved, potential commercial activities of our product candidates; (ii) clinical development of our product candidates; (iii) research and development activities; (iv) potential acquisitions and in-licensing; and (v) other general corporate purposes.

The timing and amounts of our actual expenditures will depend on several factors, including data results, progression of our clinical development programs as well as our joint collaborators. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from an offering. Accordingly, our management will have broad discretion in the application of proceeds.

S-10

DESCRIPTION OF SECURITIES WE ARE OFFERING

The following summary of the material features of our common stock does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of our articles of incorporation, as currently in effect, our amended and restated bylaws, the Nevada Revised Statutes and other applicable law. For information on how to obtain copies of our articles of incorporation and bylaws, see “Where You Can Find More Information” on page S-23 of this prospectus supplement.

Pursuant to our articles of incorporation, we are currently authorized to issue 16,000,000 shares of common stock, par value $0.0001 per share. As of January 31, 2019, as adjusted for our registered direct offering in March 2019, there were 6,983,010 shares of our common stock outstanding, after giving effect to our 1 for 10 reverse stock split.

Common Stock

Voting Rights

The outstanding shares of our common stock are fully paid and non-assessable. Holders of our common stock are entitled to one vote, in person or by proxy, for each share held of record on all matters submitted to a vote of the stockholders. Except as otherwise provided by applicable law, holders of our common stock are not entitled to cumulative voting of their shares in elections of directors.

Dividends

Subject to the provisions of applicable law, including the Nevada Revised Statutes, the holders of shares of our common stock are entitled to receive, when and as declared by the board of directors, dividends or other distributions (whether payable in cash, property, or securities of OncoSec) out of the assets of OncoSec legally available for such dividends or other distributions.

Other Rights

No stockholder of OncoSec has any preemptive right under our articles of incorporation to subscribe for, purchase, or otherwise acquire shares of any class or series of capital stock of OncoSec. The shares of our common stock are not subject to redemption by operation of a sinking fund or otherwise. In the event of any liquidation, dissolution, or winding up of OncoSec, subject to the rights, if any, of the holders of other classes of our capital stock, the holders of shares of our common stock are entitled to receive any of our assets available for distribution to our stockholders ratably in proportion to the number of shares held by them.

Our common stock is listed on the Nasdaq Capital Market under the symbol “ONCS.”

Warrants

The following summary of certain terms and provisions of the warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the warrant agreement. Prospective investors should carefully review the terms and provisions of the form of warrant agreement for a complete description of the terms and conditions of the warrants.

Form.

The warrants will be issued as individual warrant agreements to the investors.

The warrants will be issued separately from the common stock, and may be transferred separately immediately thereafter. A warrant to purchase     of a share of our common stock will be issued for every one share of common stock purchased in this offering.

Exercisability.

The warrants are exercisable at any time after their original issuance and will expire on the fifth anniversary of the original issuance date, subject to our call option described below. The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. If at the time of exercise, there is no effective registration statement registering, or no current prospectus available for, the issuance of the shares of common stock to the holder, then the warrant may only be exercised through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant. No fractional shares of common stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, at our election, we will pay the holder an amount in cash equal to the fractional amount multiplied by the fair market value of any such fractional shares or round up to the next whole share.

Exercise Limitations.

Under the warrants, we may not effect the exercise of any warrant, and a holder will not be entitled to exercise any portion of any warrant, which, upon giving effect to such exercise, would cause (i) the aggregate number of shares of our common stock beneficially owned by the holder (together with its affiliates) to exceed [4.99%/9.99%] of the number of shares of our common stock outstanding immediately after giving effect to the exercise, or (ii) the combined voting power of our securities beneficially owned by the holder (together with its affiliates) to exceed [4.99%/9.99%] of the combined voting power of all of our securities then outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon at least 61 days’ prior notice from the holder to us.

Exercise Price.

The exercise price per whole share of our common stock purchasable upon the exercise of the warrants is      % of the public offering price of the common stock. The exercise price of the warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Call Option.

If there is a registration statement that covers the resale of the shares underlying the warrants or all of such shares may be sold pursuant to Rule 144 upon cashless exercise without restrictions, including volume restrictions, we have the option to “call” the exercise of any or all of the warrants, from time to time by giving a call notice to the holder only after any 10-consecutive trading day period during which the daily VWAP of the common stock is not less than     % of the exercise price for the warrants in effect for such 10-consecutive trading day period. During the call period, the holder may exercise the warrant and purchase the called common stock underlying the warrant. If the holder fails to timely exercise the warrant or a number of shares of common stock equal to number of called shares of common stock during the call period, our sole remedy will be to cancel an amount of called shares of common stock underlying the warrant equal to such shortfall, with the warrant no longer being exercisable with respect to such shares of common stock. The call period is a period of 30 trading days following the date on which the call notice is deemed given and effective.

Transferability.

Subject to applicable laws, the warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing.

We do not plan on applying to list the warrants on The NASDAQ Capital Market, any other national securities exchange or any other nationally recognized trading system.

Fundamental Transactions.

In the event of a fundamental transaction, as described in the  warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction without regard to any limitations on exercise contained in the warrants. In the event of a fundamental transaction, we are required to cause any successor entity to assume all of our obligations under the warrants. At the holder’s election, exercisable at any time concurrently with, or within 30 days after, the consummation of certain fundamental transactions, we or any successor entity shall purchase the warrant from the holder by paying the holder an amount of cash equal to the Black-Scholes value (determined in accordance with the provisions of the warrant).

Right as a Stockholder.

Except by virtue of such holder’s ownership of shares of our common stock, the holder of a warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

S-11

DILUTION

If you invest in our common stock, your interest will be diluted to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our common stock immediately after this offering.

Our net tangible book value as of January 31, 2019, was $24,669,082, or approximately $0.38 per share of common stock (without giving effect to our 1 for 10 reverse stock split). Our net tangible book value as adjusted following our registered direct offering in March 2019, was $26,669,082, or approximately $0.38 per share of common stock (without giving effect to our 1 for 10 reverse stock split). Net tangible book value per share is equal to our total tangible assets, less our total liabilities, divided by the total number of shares outstanding.

After giving effect to the sale of            shares of our common stock at a public offering price of $             per share and accompanying warrants, and excluding the proceeds, if any, from the exercise of the warrants, and after deducting estimated underwriter discounts and commission and other estimated offering expenses paid or payable by us and giving effect to our 1 for 10 reverse stock split, our adjusted net tangible book value as of January 31, 2019 would have been approximately $            , or approximately $           per share of common stock. This represents an immediate increase in net tangible book value of $             per share to our existing stockholders and an immediate dilution in net tangible book value of $             per share to new investors in this offering.

Dilution per share to new investors is determined by subtracting as adjusted net tangible book value per share after this offering from the offering price per share paid by new investors. The following table illustrates this dilution on a per share basis, after giving effect to our 1 for 10 reverse stock split.

Offering price per share			$
Net tangible book value as adjusted per share		$0.38
Increase in net tangible book value as adjusted per share attributable to the offering	$
As-adjusted net tangible book value per share after giving effect to the offering			$
Dilution in net tangible book value as adjusted per share to new investors			$

If the underwriters exercise their option to purchase            additional shares and warrants to purchase up to             additional shares in this offering in full, the as adjusted net tangible book value after the offering would be $[      ] per share, the increase in as adjusted net tangible book value per share to existing stockholders would be $[     ] and the dilution per share to new investors would be $[     ] per share, in each case after deducting underwriting discounts and estimated offering expenses payable by us. If any shares are issued upon exercise of outstanding options at exercise prices below the public offering price in this offering, you will experience further dilution.

The foregoing table does not give effect to the exercise of any outstanding options or warrants. To the extent options and warrants are exercised, there may be further dilution to new investors.

S-12

DIVIDEND POLICY

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

S-13

CAPITALIZATION

The following table sets forth our capitalization as of January 31, 2019:

●	on an actual basis;

●	on an pro forma actual basis, affected for our offering in March 2019; and

●	on an pro forma as adjusted basis to reflect the sale of the shares of common stock and accompanying warrants offered by us in this offering (assuming no exercise of the underwriters’ option to purchase additional shares and/or warrants, and no exercise of the warrants issued in this offering) at the combined public offering price of $ per share and accompanying warrant, after deducting underwriting discounts and commissions and other estimated offering expenses payable by us.

You should read this table together with our financial statements and related notes and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended July 31, 2018 and our Quarterly Reports on Form 10-Q for the quarters ended October 31, 2018 and January 31, 2019, and the other financial information included and incorporated by reference in this prospectus supplement.

		January 31, 2019 (unaudited)
(in thousands, except share data, after giving effect to our 1-10 reverse stock split)	Actual	Actual, Pro Forma	As adjusted(1)
Cash, cash equivalents and investment securities	$28,728,678	30,728,678
Stockholders’ equity:
Common stock, $0.0001 par value per share, 16,000,000 shares authorized; 6,462,135 shares actual, 6,983,010 pro forma actual, and shares as adjusted, issued and outstanding	646	698
Additional paid-in capital	163,422,901	165,422,849
Warrants, 892,890, issued and outstanding, and shares as adjusted, issued and outstanding	11,171,166	11,171,166
Accumulated other comprehensive loss	45,833	45,833
Accumulated deficit	(149,971,464)	(149,971,464)
Total stockholders’ equity	24,669,082	26,669,082
Total Liabilities and Stockholders’ Equity	$32,224,148	34,224,148

(1)	The number of shares of common stock to be outstanding after this offering is based on 6,983,010 shares of our common stock outstanding as of January 31, 2019, after giving effect to our 1 to 10 reverse stock split and 520,875 shares issued in a registered direct offering in March 2019, and excludes the following:

●	914,830 shares of common stock issuable upon exercise of outstanding options having a weighted-average exercise price of $13.00 per share;

●	113,854 shares of common stock issuable upon the vesting and settlement of outstanding restricted stock units;

●	97,412 shares of common stock reserved for issuance and available for future grant under our 2011 Stock Incentive Plan (as amended);

●	39,661 shares of common stock reserved for issuance and available for future grant under our Employee Stock Purchase Plan; and

●	892,890 shares of common stock issuable upon exercise of outstanding warrants having an exercise price per share ranging from $12.50 to $180.00.

S-14

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following is a summary of the material United States federal income tax consequences relating to the acquisition, ownership and disposition of our common stock and the warrants acquired in this offering as of the date hereof. Except where noted, this summary deals only with our common stock and warrants that are held as a capital asset (within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) by a “non-U.S. holder” (as defined below).

For purposes of this summary, a “non-U.S. holder” means a beneficial owner of our common stock or warrants (other than a partnership or any other entity treated as a partnership for United States federal income tax purposes) that is not for United States federal income tax purposes any of the following:

●	an individual citizen or resident of the United States;

●	a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate the income of which is subject to United States federal income taxation regardless of its source; or

●	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations (“Treasury Regulations”) to be treated as a United States person.

This summary is based upon provisions of the Code and Treasury Regulations, administrative rulings and judicial decisions currently in effect, all as of the date hereof and all subject to change at any time, possibly with retroactive effect, or to different interpretation by the Internal Revenue Service (“IRS”). This summary does not address all aspects of United States federal taxes and does not address any foreign, state, local or other tax considerations that may be relevant to non-U.S. holders in light of their personal circumstances. In addition, this summary does not represent a detailed description of the United States federal income tax consequences applicable to non-U.S. holders that are subject to special treatment under the United States federal income tax laws (including a non-U.S. holder that is a United States expatriate, “controlled foreign corporation,” “passive foreign investment company,” “real estate investment trust,” “regulated investment company,” dealer in securities or currencies, financial institution, tax-exempt entity, insurance company, person holding our common stock or warrants as part of a hedging, integrated, conversion or constructive sale transaction or a straddle, trader in securities that elects to use a mark-to-market method of accounting, person liable for the alternative minimum tax, person who acquired our common stock or warrants as compensation for services, or a partnership or other pass-through entity, or partner in a partnership or beneficial owner of a pass-through entity that holds our common stock or warrants for United States federal income tax purposes). We cannot provide assurance that a change in law will not alter significantly the tax considerations that we describe in this summary.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds our common stock or warrants, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Non-U.S. holders that are partners of a partnership holding our common stock or warrants should consult their tax advisors.

Non-U.S. holders considering the purchase of our common stock or warrants should consult their own tax advisors concerning the particular United States federal income and estate tax consequences of the ownership of our common stock or warrants, as well as the consequences arising under the laws of any other taxing jurisdiction.

S-15

Allocation of Purchase Price Between Common Stock and Warrants to Purchase Our Common Stock

Each share of common stock will be issued together with a warrant, and each holder of our common stock and warrants must allocate the purchase price paid by such holder for our common stock and a warrant between the share of common stock and the warrant based on the relative fair market value of each. This allocation will establish a holder’s initial tax basis for U.S. federal income tax purposes in their shares of common stock and warrants. We will not be providing holders with such allocation, and it is possible that different holders will reach different determinations regarding such allocation. A holder’s allocation of purchase price between common stock and warrants is not binding on the IRS or the courts, and no assurance can be given that the IRS or the courts will agree with a holder’s allocation.

Accordingly, each prospective holder should consult their own tax advisor with respect to the risks associated with an allocation of the purchase price between our common stock and the warrants.

Distribution on our Common Stock

Distributions paid on our common stock will be taxable as dividends to the extent paid out of current or accumulated earnings and profits, as determined under United States federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that is applied against and reduces, but not below zero, a non-U.S. holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or exchange of our common stock as described under the “Gain on Disposition of our Common Stock or Warrants” below.

Dividends paid to a non-U.S. holder of our common stock generally will be subject to United States federal withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, are attributable to a United States permanent establishment) are not subject to United States federal withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to United States federal income tax on a net income basis in the same manner as if the non-U.S. holder were a “United States person” as defined in the Code. Any such effectively connected dividends received by a foreign corporation may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. holder who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required (a) to complete IRS Form W-8BEN or W-8BEN-E (or other applicable form) and certify under penalty of perjury that it is not a “United States person” as defined in the Code and is eligible for treaty benefits or (b) if the common stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable Treasury Regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.

A non-U.S. holder eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS. Dividend distributions to non-U.S. holders would also be subject to the rules concerning backup withholding and FATCA, as further discussed below.

Exercise and Expiration of Warrants

In general, a non-U.S. holder will not recognize gain or loss for U.S. federal income tax purposes upon exercise of a warrant, except to the extent the non-U.S. holder receives a cash payment for a fractional share that would otherwise have been issuable upon exercise of the warrant, which will be treated as a sale subject to the rules described under “Gain on Disposition of our Common Stock or Warrants” below. The non-U.S. holder will take a tax basis in the shares acquired on the exercise of a warrant equal to the exercise price of the warrant. The non-U.S. holder’s holding period in the shares of our common stock acquired on exercise of the warrant will begin on the date of exercise of the warrant, and will not include any period for which the non-U.S. holder held the warrant.

The expiration of a warrant will be treated as if the non-U.S. holder sold or exchanged the warrant and recognized a capital loss equal to the non-U.S. holder’s tax basis in the warrant. However, a non-U.S. holder will not be able to utilize a loss recognized upon expiration of a warrant against the non-U.S. holder’s U.S. federal income tax liability unless the loss is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if an income tax treaty applies, is attributable to a permanent establishment in the United States) or is treated as a U.S.-source loss and the non-U.S. holder is present 183 days or more in the taxable year of disposition and certain other conditions are met.

Certain Adjustments to the Warrants

Under Section 305 of the Code, an adjustment to the number of shares of common stock issued on the exercise of the warrants, or an adjustment to the exercise price of the warrants, may be treated as a constructive distribution to a non-U.S. holder of the warrants if, and to the extent that, such adjustment has the effect of increasing such non-U.S. holder’s proportionate interest in our “earnings and profits” or assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our shareholders). Adjustments to the exercise price of warrants made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the holders of the warrants generally should not be considered to result in a constructive distribution. Such constructive distribution would be treated as a dividend, return of capital or capital gain as described under the heading “Distributions on our Common Stock” above. Any such constructive distribution would be taxable whether or not there is an actual distribution of cash or other property.

On April 12, 2016, the IRS issued proposed regulations addressing the amount and timing of deemed distributions, obligations of withholding agents and filing and notice obligations of issuers. If adopted as proposed, the regulations would generally provide that (i) the amount of a deemed distribution is the excess of the fair market value of a warrant immediately after the number-of-shares or exercise-price adjustment over the fair market value of the warrant without the adjustment, (ii) the deemed distribution occurs at the earlier of the date the adjustment occurs under the terms of the warrant and the date of the actual distribution of cash or property that results in the deemed distribution, (iii) subject to certain limited exceptions, a withholding agent is required to impose any applicable withholding on deemed distributions to a non-U.S. holder and, if there is no associated cash payment, may set off its withholding obligations against other payments to or funds of such holder and (iv) we are required to report the amount of any deemed distributions on our website or to the IRS and all holders of warrants (including holders of warrants that would otherwise be exempt from reporting). The final regulations will be effective for deemed distributions occurring on or after the date of adoption, but holders of warrants and withholding agents may rely on them prior to that date under certain circumstances.

Gain on Disposition of our Common Stock or Warrants

Subject to the discussions below under the heading “Information Reporting and Backup Withholding” and “FACTA Withholding Requirements,” any gain realized on the disposition of our common stock or warrants by a non-U.S. holder generally will not be subject to United States federal income tax unless:

●	the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. holder);

●	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

●	we are or have been a “United States real property holding corporation” for United States federal income tax purposes at any time during the shorter of the five-year period ending on the date of the disposition or such non-U.S. holder’s holding period for our common stock or warrants and such non-U.S. holder held (at any time during the shorter of the five-year period ending on the date of the disposition or such non-U.S. holder’s holding period) more than 5% of our common stock.

An individual non-U.S. holder described in the first bullet point immediately above will be subject to tax on the net gain derived from the sale under regular graduated United States federal income tax rates. If a non-U.S. holder that is a foreign corporation falls under the first bullet point immediately above, it will be subject to tax on its net gain in the same manner as if it were a “United States person” as defined in the Code and, in addition, may, under certain circumstances, be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty.

We believe we have not been and are not currently a “United States real property holding corporation” for United States federal income tax purposes; however, no assurance can be given that we are not or will not become one in the future. If, however, we are or become a “United States real property holding corporation,” so long as our common stock continues to be regularly traded on an established securities market, only a non-U.S. holder who holds or held (at any time during the shorter of the five-year period ending on the date of disposition or the non-U.S. holder’s holding period) more than 5% of our common stock will be subject to United States federal income tax on the disposition of common stock or warrants. Non-U.S. holders should consult their own tax advisors about the consequences that could result if we are or become a “United States real property holding corporation.”

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Information Reporting and Backup Withholding

Information returns are required to be filed with the IRS reporting the amount of dividends paid to each non-U.S. holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

A non-U.S. holder will be subject to backup withholding for dividends paid to it unless it certifies under penalty of perjury that it is not a “United States person” as defined in the Code (and the payor does not have actual knowledge or reason to know that the non-U.S. holder is a “United States person” as defined in the Code), or it otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of our common stock or warrants within the United States or conducted through certain United States-related financial intermediaries, unless the non-U.S. holder certifies under penalty of perjury that it is not a “United States person” as defined in the Code (and the payor does not have actual knowledge or reason to know that the non-U.S. holder is a “United States person” as defined in the Code), or it otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s United States federal income tax liability provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or FATCA) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, our common stock or warrants paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our common stock or deemed paid on the warrants. While, beginning on January 1, 2019, withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of our common stock or warrants, recently proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock and warrants.

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UNDERWRITING

We have entered into an underwriting agreement, dated   , 2019, with A.G.P., acting as the representative of the several underwriters named below, with respect to the shares of common stock and accompanying warrants. Subject to certain conditions, we have agreed to sell to the underwriters, and the underwriters have severally agreed to purchase, the shares of common stock and accompanying warrants provided below opposite their respective names.

Underwriters	Number of Shares	Number of Warrants
A.G.P./Alliance Global Partners
Total

The underwriters are committed to purchase all the shares of common stock and accompanying warrants offered by us other than those covered by the option to purchase additional shares described below. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriters’ obligations are subject to customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions.

Discount, Commissions and Expenses

The underwriters have advised us that they propose to offer the shares of common stock and accompanying warrants at the public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of  $     per share of common stock and accompanying warrant. The underwriters may allow, and certain dealers may reallow, a discount from the concession not in excess of  $     per share of common stock and accompanying warrant to certain brokers and dealers. After this offering, the public offering price, concession and reallowance to dealers may be changed by the representative. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus. The shares of common stock and accompanying warrants are offered by the underwriters as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. The underwriters have informed us that they do not intend to confirm sales to any accounts over which they exercise discretionary authority.

The following table shows the underwriting discount payable to the underwriters by us in connection with this offering.

	Per Share	Per Warrants	Total Without Over allotment	Total With Over allotment
Public offering price	$		$	$
Underwriting discounts and commissions (6.5%)	$		$	$
Proceeds, before expenses, to us	$		$	$

We have agreed to reimburse the underwriters for accountable legal expenses not to exceed $75,000 and non-accountable expenses not to exceed $15,000 in the aggregate. We estimate that expenses payable by us in connection with this offering, including reimbursement of the underwriters’ out-of-pocket expenses, but excluding the underwriting discount referred to above, will be approximately $[             ].

Over-allotment Option

We have granted to the underwriters an option exercisable not later than 45 days after the date of this prospectus to purchase up to additional           shares of common stock and/or warrants to purchase up to            additional shares of common stock at the public offering price per share of common stock and warrant set forth on the cover page hereto less the underwriting discounts and commissions. The underwriters may exercise the option solely to cover overallotments, if any, made in connection with this offering. If any additional shares of common stock and/or warrants are purchased pursuant to the over-allotment option, the underwriters will offer these shares of common stock and/or warrants on the same terms as those on which the other securities are being offered.

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Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Lock-up Agreements

We and our directors and executive officers have agreed, subject to limited exceptions, for a period of 90 days after the date of the underwriting agreement, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly any shares of common stock or any securities convertible into or exchangeable for our common stock either owned as of the date of the underwriting agreement or thereafter acquired without the prior written consent of the representative. The representative may, in its sole discretion and at any time or from time to time before the termination of the lock-up period, without notice, release all or any portion of the securities subject to lock-up agreements.

Stabilization

In connection with this offering, the underwriters may engage in over-allotment transactions, syndicate-covering transactions, stabilizing transactions, penalty bids and purchases to cover positions created by short sales.

●	Stabilizing transactions permit bids to purchase securities, so long as the stabilizing bids do not exceed a specified maximum and are engaged in for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress.

●	Over-allotment transactions involve sales by the underwriters of securities in excess of the number of securities the underwriters are obligated to purchase. This creates a syndicate short position, which may be either a covered short position or a naked short position. In a covered short position, the number of securities over-allotted by the underwriters is not greater than the number of securities that they may purchase in the over-allotment option. In a naked short position, the number of securities involved is greater than the number of securities in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option or purchasing securities in the open market.

●	Syndicate covering transactions involve the purchase of securities in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of securities to close out the short position, the underwriters will consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the exercise of the over-allotment option. If the underwriters sell more shares of securities than could be covered by the exercise of the over-allotment option, creating a naked short position, the position can be closed out only by buying securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the securities in the open market that could adversely affect investors who purchase in this offering.

●	Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of our securities. As a result, the price of our securities in the open market may be higher than it would be otherwise in the absence of these transactions.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the prices of our securities. These transactions may occur on the Nasdaq Capital Market or on any other trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

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Passive Market Making

In connection with this offering, the underwriters and any selling group members may engage in passive market making transactions in our common shares on Nasdaq in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of common shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid that bid must then be lowered when specified purchase limits are exceeded.

Electronic Distribution

This prospectus in electronic format may be made available on websites or through other online services maintained by one or more of the underwriters, or by their affiliates. Other than this prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Other

From time to time, certain of the underwriters and/or their affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services they have received and, may in the future receive, customary fees. In the course of their businesses, the underwriters and their affiliates may actively trade our securities or loans for their own account or for the accounts of customers, and, accordingly, the underwriters and their affiliates may at any time hold long or short positions in such securities or loans.

Offer restrictions outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

This prospectus supplement is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this this prospectus supplement and the accompanying prospectus is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus supplement is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within twelve (12) months after its transfer to the offeree under this prospectus supplement.

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Canada

Our securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of our securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this offering memorandum (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the Underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of our securities may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of our securities may be made at any time under the following exemptions under the Prospectus Directive:

(a) to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b) to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the representative for any such offer; or

(c) in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of our securities shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to the shares of our securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and our securities to be offered so as to enable an investor to decide to purchase our securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (as amended), including by Directive 2010/73/EU, and includes any relevant implementing measure in the Relevant Member State.

This European Economic Area selling restriction is in addition to any other selling restrictions set out below.

Hong Kong

Our securities may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to our securities may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to our securities that are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

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Japan

Our securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The securities may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our securities may not be circulated or distributed, nor may our securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where our securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).

Where our securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

United Kingdom

The Underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the shares in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.

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LEGAL MATTERS

The validity of the common stock offered by this prospectus supplement and the accompanying prospectus will be passed upon for us by Alston & Bird LLP, New York, New York. Certain legal matters will be passed upon for the underwriters by Zysman, Aharoni, Gayer and Sullivan & Worcester LLP, New York, New York.

EXPERTS

The financial statements of OncoSec Medical Incorporated included in our Annual Report on Form 10-K for the year ended July 31, 2018 have been audited by Mayer Hoffman McCann P.C., an independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file reports with the SEC on an annual basis using Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. The SEC maintains a website that contains annual, quarterly and current reports, proxy statements, and other information that issuers (including us) file electronically with the SEC. The SEC’s website address is http://www.sec.gov. You can also obtain copies of materials we file with the SEC from our Internet website found at www.oncosec.com. Our stock is quoted on the Nasdaq Capital Market under the symbol “ONCS.”

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information contained in this prospectus supplement and the accompanying prospectus, and information that we file with the SEC in the future and incorporate by reference in this prospectus supplement and the accompanying prospectus, will automatically update and supersede this information. We incorporate by reference in this prospectus supplement and the accompanying prospectus the documents listed below, any future documents we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and until the completion or termination of this offering (in each case, except for the information in any of the foregoing Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 thereof):

(a)	Our Annual Report on Form 10-K for the year ended July 31, 2018, filed on October 19, 2018;

(b)	The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended July 31, 2018 from our definitive proxy statement on Schedule 14A filed on November 8, 2018;

(c)	Our Quarterly Reports on Form 10-Q for the quarters ended October 31, 2018, filed on December 14, 2018, and January 31, 2019, filed on March 8, 2019;

(c)	Our Current Reports on Form 8-K filed on September 4, 2018, October 9, 2018, November 2, 2018, November 6, 2018, November 8, 2018, December 11, 2018, December 21, 2018, February 1, 2019, March 29, 2019, April 25, 2019 and May 20, 2019; and

(d)	Description of our common stock, which is contained in the Registration Statement on Form 8-A, as filed with the SEC on May 27, 2015, as supplemented by the Description of Common Stock found on page 5 of the accompanying prospectus and including any amendments or reports filed for the purpose of updating such description.

A statement contained in a document incorporated by reference into this prospectus supplement and the accompanying prospectus shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement, the accompanying prospectus, or in any other subsequently filed document which is also incorporated in this prospectus supplement and the accompanying prospectus modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting: OncoSec Medical Incorporated, 24 N. Main Street, Pennington, NJ 08534, Attn: Sara Bonstein. You may also contact us by telephone at: (855) 662-6732. In addition, copies of any or all of the documents incorporated herein by reference may be accessed at our website at www.oncosec.com. The information contained in, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus supplement or the accompanying prospectus.

You should rely only on information contained in, or incorporated by reference into, this prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus supplement or incorporated by reference in this prospectus supplement.

S-23

PROSPECTUS

ONCOSEC MEDICAL INCORPORATED

$100,000,000

Common Stock

Warrants

Debt Securities

Rights

Units

$5,471,763

Common Stock

Warrants

Debt Securities

●	By this prospectus, we may offer, from time to time, up to $100,000,000 of any combination of the securities described in this prospectus. Additionally, by this prospectus, we may offer, from time to time, up to $5,471,763 of any combination of common stock, debt securities or warrants to purchase common stock and/or debt securities, which were registered pursuant to our Registration Statement on Form S-3, File No. 333-187893, initially filed on April 18, 2014 and declared effective on May 12, 2014. All of the securities registered hereby may be sold separately or as units with other securities.	●	Our common stock is listed on the NASDAQ Capital Market under the symbol “ONCS.” On August 22 , 2016, the closing price of our common stock on the NASDAQ Capital Market was $1.83 per share. The aggregate market value of our outstanding common stock held by non-affiliates, computed by reference to the last sold price of $1.91 per share on the NASDAQ Capital Market on August 9, 2016, is approximately $34.3 million, based on 18,704,052 shares of common stock outstanding, of which 17,944,664 are held by non-affiliates. We have not offered or sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar month period that ends on, and includes, the date of this prospectus.

●	This prospectus may not be used to sell securities unless accompanied by a prospectus supplement, which will describe the method and the terms of the offering. We will provide you with specific amount, price and terms of the applicable offered securities in one or more supplements to this prospectus. You should read this prospectus and any supplement carefully before you purchase any of our securities.

Investing in our securities involves risk. Please carefully read the information under “Risk Factors” beginning on page 3 for information you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may offer the securities in amounts, at prices and on terms determined at the time of offering. We may sell the securities directly to you, through agents we select, or through underwriters and dealers we select. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement. In addition, the underwriters may overallot a portion of the securities. For additional information regarding the methods of sale of our securities, you should refer to the section entitled “Plan of Distribution” in this prospectus.

This prospectus is dated August 25, 2016

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, we may, from time to time, offer or sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities offered by us. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in the prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement.

The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered; the initial public offering price; the price paid for the securities; net proceeds; and the other specific terms related to the offering of the securities.

You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement or issuer free writing prospectus relating to a particular offering. No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related issuer free writing prospectus in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or issuer free writing prospectus, as applicable.

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PROSPECTUS SUMMARY

The following summary highlights information contained in this prospectus or incorporated by reference. While we have included what we believe to be the most important information about us and this offering, the following summary may not contain all the information that may be important to you. You should read this entire prospectus carefully, including the risks of investing discussed under “Risk Factors” beginning on page 3, the information to which we refer you and the information incorporated into this prospectus by reference, for a complete understanding of our business and this offering. References in this prospectus to “our company,” “we,” “our,” “us” and “OncoSec” refer to OncoSec Medical Incorporated, a Nevada corporation.

Company Overview

As a biotechnology company, our mission is to focus on the advancement of immune system-stimulating treatments, with a focus on discovering and developing novel immuno-oncology therapies. Our portfolio includes biologic immunology therapeutic product candidates intended to treat a wide range of tumor types. Our technology also includes intellectual property relating to our ImmunoPulse™ delivery technology. ImmunoPulse™ is an electroporation delivery device that we use in combination with our therapeutic product candidates, including DNA plasmids that encode for immunologically active agents, to deliver the therapeutic directly into the tumor and promote an inflammatory response against the cancer. This unique therapeutic modality is intended to reverse the immunosuppressive microenvironment in the tumor and engender a systemic anti-tumor response against untreated tumors in other parts of the body. Our electroporation devices consist of an electrical pulse generator and disposable applicators, which can be adapted to treat different tumor types.

Corporate Information

We were incorporated under the laws of the State of Nevada on February 8, 2008 under the name Netventory Solutions Inc. Initially, we provided online inventory services to small and medium sized companies. In March 2011, we acquired certain assets related to the use of drug-medical device combination products for the treatment of various cancers, abandoned our efforts in the online inventory services industry and began focusing our efforts in the biotechnology industry, and changed our name to OncoSec Medical Incorporated.

Our principal executive offices are located at 5820 Nancy Ridge Drive, San Diego, California 92121. The telephone number at our principal executive office is (855) 662-6732. Our website address is www.oncosec.com. Information contained on our website is not deemed part of this prospectus.

The Securities We May Offer

We may offer up to $100,000,000 of common stock, warrants, debt securities, rights and units in one or more offerings and in any combination, and we also may offer up to $5,471,763 of common stock, warrants and debt securities in one or more offerings and in any combination. This prospectus provides you with a general description of the securities we may offer. A prospectus supplement, which we will provide each time we offer securities, will describe the specific amounts, prices and terms of these securities.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth below under “Plan of Distribution.” We, as well as any agents acting on our behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. Each prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

Capital Stock

Our capital stock consists of our common stock, par value $0.0001 per share. We may offer shares of our common stock, either alone or underlying other registered securities exercisable for or convertible into our common stock. Holders of our common stock are entitled to receive dividends declared by our board of directors out of funds legally available for the payment of dividends. Currently, we do not pay a dividend. Each holder of common stock is entitled to one vote per share. The holders of common stock have no preemptive rights.

Warrants

We may offer warrants for the purchase of common stock or debt securities. We may issue warrants independently or together with other securities.

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Debt Securities

We may offer secured or unsecured obligations in the form of one or more series of senior or subordinated debt. The senior debt securities and the subordinated debt securities are together referred to in this prospectus as “debt securities.” The senior debt securities will have the same rank as all of our other unsubordinated debt. The subordinated debt securities generally will be entitled to payment only after payment of our senior debt. Senior debt generally includes all debt for money borrowed by us, except debt that is stated in the instrument governing the terms of that debt to be not senior to, or to have the same rank in right of payment as, or to be expressly junior to, the subordinated debt securities. We may issue debt securities that are convertible into shares of our common stock.

The senior and subordinated debt securities will be issued under separate indentures between us and a trustee. We have summarized the general features of the debt securities to be governed by the indentures. These indentures have been filed as exhibits to the registration statement of which this prospectus forms a part. We encourage you to read these indentures. Instructions on how you can get copies of these documents are provided under the heading “Where You Can Find More Information.”

Rights

We may issue rights to purchase our common stock, debt securities or other securities, or any combination thereof. These rights may be issued independently or together with other securities.

Units

We may issue units composed of any combination of our common stock, warrants and debt securities.

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RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. Each of the referenced risks and uncertainties could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

FORWARD-LOOKING STATEMENTS

This prospectus and the registration statement of which it forms a part, any prospectus supplement, any related issuer free writing prospectus and the documents incorporated by reference into these documents contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements deal with our current plans, intentions, beliefs and expectations and statements of future economic performance. Statements containing terms such as “believe,” “do not believe,” “plan,” “expect,” “intend,” “estimate,” “anticipate” and other phrases of similar meaning are forward-looking statements and contain uncertainty. In addition, from time to time, we or our representatives have made or will make forward-looking statements orally or in writing. Furthermore, such forward-looking statements may be included in various filings that we make with the SEC, or press releases or oral statements made by or with the approval of one of our authorized executive officers. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in or implied by these forward-looking statements. Factors that might cause actual results to differ include, among others, those set forth under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” in our most recent Annual Report on Form 10-K, our subsequent Quarterly Reports on Form 10-Q, and in our future filings made with the SEC. Readers are cautioned not to place undue reliance on any forward-looking statements contained in this prospectus, any prospectus supplement, any related issuer free writing prospectus or any documents incorporated herein or therein, which reflect management’s opinions only as of their respective dates. Except as required by law, we undertake no obligation to revise or publicly release the results of any revisions to any forward-looking statements. You are advised, however, to consult any additional disclosures we have made or will make in our reports filed with the SEC on Forms 10-K, 10-Q and 8-K. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this prospectus, any prospectus supplement, any related issuer free writing prospectus, or any documents incorporated herein or therein.

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RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges on a historical basis for each of the periods indicated. You should read these ratios in connection with our consolidated financial statements, including the notes to those statements, incorporated by reference in this prospectus.

	Fiscal Year Ended July 31,					Nine Months Ended April 30,
(In thousands, except ratios)	2011	2012	2013	2014	2015	2016
Ratio of earnings to fixed charges	—	—	—	—	—	—
Deficiency of earnings to fixed charges	3,800	2,400	7,150	12,000	21,200	6,300

USE OF PROCEEDS

Unless otherwise indicated in the prospectus supplement, the net proceeds from the sale of securities offered by this prospectus will be used for general corporate purposes and working capital requirements, which may include, among other things, the repayment or repurchase of debt obligations and other capital expenditures. We may also use a portion of the net proceeds for licensing or acquiring intellectual property or technologies to incorporate into our products and product candidates or our research and development programs, capital expenditures, to fund possible investments in and acquisitions of complementary businesses or partnerships. We have not determined the amounts we plan to spend on the areas listed above or the timing of these expenditures, and we have no current plans with respect to acquisitions as of the date of this prospectus. As a result, unless otherwise indicated in the prospectus supplement, our management will have broad discretion to allocate the net proceeds of the offerings. Pending their ultimate use, we intend to invest the net proceeds in a variety of securities, including commercial paper, government and non-government debt securities and/or money market funds that invest in such securities.

DIVIDEND POLICY

We have never paid cash dividends on our common stock. Moreover, we do not anticipate paying periodic cash dividends on our common stock for the foreseeable future. We intend to use all available cash and liquid assets in the operation and growth of our business. Any future determination about the payment of dividends will be made at the discretion of our board of directors and will depend upon our earnings, if any, capital requirements, operating and financial conditions and on such other factors as our board of directors deems relevant.

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DESCRIPTION OF CAPITAL STOCK

General

The following summary of the material features of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of our articles of incorporation, as currently in effect, our amended and restated bylaws, the Nevada Revised Statutes and other applicable law. For information on how to obtain copies of our articles of incorporation and bylaws, which are exhibits to the registration statement of which this prospectus is a part, see “Where You Can Find More Information.”

Pursuant to our articles of incorporation, we are currently authorized to issue 160,000,000 shares of common stock, par value $0.0001 per share. As of August 22 , 2016, there were 18,704,052 shares of our common stock outstanding.

Common Stock

Voting Rights

The outstanding shares of our common stock are fully paid and non-assessable. Holders of our common stock are entitled to one vote, in person or by proxy, for each share held of record on all matters submitted to a vote of the stockholders. Except as otherwise provided by applicable law, holders of our common stock are not entitled to cumulative voting of their shares in elections of directors.

Dividends

Subject to the provisions of applicable law, including the Nevada Revised Statutes, the holders of shares of our common stock are entitled to receive, when and as declared by the board of directors, dividends or other distributions (whether payable in cash, property, or securities of OncoSec) out of the assets of OncoSec legally available for such dividends or other distributions.

Other Rights

No stockholder of OncoSec has any preemptive right under our articles of incorporation to subscribe for, purchase, or otherwise acquire shares of any class or series of capital stock of OncoSec. The shares of our common stock are not subject to redemption by operation of a sinking fund or otherwise. In the event of any liquidation, dissolution, or winding up of OncoSec, subject to the rights, if any, of the holders of other classes of our capital stock, the holders of shares of our common stock are entitled to receive any of our assets available for distribution to our stockholders ratably in proportion to the number of shares held by them.

Our common stock is listed on the NASDAQ Capital Market under the symbol “ONCS”.

Liability and Indemnification of Directors and Officers

The Nevada Revised Statutes provide us with the power to indemnify any of our directors and officers. The director or officer must have conducted himself/herself in good faith and reasonably believe that his/her conduct was in, or not opposed to, our best interests. In a criminal action, the director or officer must not have had reasonable cause to believe his/her conduct was unlawful.

Under applicable sections of the Nevada Revised Statutes, advances for expenses may be made by agreement if the director or officer affirms in writing that he/she believes he/she has met the standards and will personally repay the expenses if it is determined the officer or director did not meet the standards.

Our bylaws include an indemnification provision under which we must indemnify any of our directors or officers, or any of our former directors or officers, to the full extent permitted by law. We have also entered into indemnification agreements with each of our directors and officers under which we must indemnify them to the full extent permitted by law. If Section 2115 of the California Corporations Code is applicable to us, certain laws of California relating to the indemnification of directors, officer and others also will govern.

At present, there is no pending litigation or proceeding involving any of our directors or officers for which indemnification is sought, nor are we aware of any threatened litigation that is likely to result in claims for indemnification. We also maintain insurance policies that indemnify our directors and officers against various liabilities, including liabilities arising under the Securities Act, which may be incurred by any director or officer in his or her capacity as such.

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Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of ours in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in the Securities Act and will be governed by the final adjudication of such issue.

Anti-Takeover Provisions of Nevada State Law

Some features of the Nevada Revised Statutes, which are further described below, may have the effect of deterring third parties from making takeover bids for control of us or may be used to hinder or delay a takeover bid. This would decrease the chance that our stockholders would realize a premium over market price for their shares of common stock as a result of a takeover bid.

Acquisition of Controlling Interest

The Nevada Revised Statutes contain provisions governing acquisition of a controlling interest of a Nevada corporation. These provisions provide generally that any person or entity that acquires a certain percentage of the outstanding voting shares of a Nevada corporation may be denied voting rights with respect to the acquired shares, unless certain criteria are satisfied. Our Amended and Restated Bylaws provide that these provisions will not apply to us or to any existing or future stockholder or stockholders.

Combination with Interested Stockholder

The Nevada Revised Statutes contain provisions governing the combination of a Nevada corporation that has 200 or more stockholders of record with an interested stockholder. These provisions may have the effect of delaying or making it more difficult to affect a change in control of our company.

A corporation affected by these provisions may not engage in a combination within three years after the interested stockholder acquires his, her or its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. Generally, if approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors before the person became an interested stockholder or a majority of the voting power held by disinterested stockholders, or if the consideration to be received per share by disinterested stockholders is at least equal to the highest of:

●	the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or within three years immediately before, or in, the transaction in which he, she or it became an interested stockholder, whichever is higher;

●	the market value per share on the date of announcement of the combination or the date the person became an interested stockholder, whichever is higher; or

●	if higher for the holders of preferred stock, the highest liquidation value of the preferred stock, if any.

Generally, these provisions define an interested stockholder as a person who is the beneficial owner, directly or indirectly of 10% or more of the voting power of the outstanding voting shares of a corporation, and define combination to include any merger or consolidation with an interested stockholder, or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an interested stockholder of assets of the corporation having:

●	an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation;

●	an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation; or

●	representing 10% or more of the earning power or net income of the corporation.

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Articles of Incorporation and Bylaws

There are no provisions in our articles of incorporation or our bylaws that would delay, defer or prevent a change in control of our company and that would operate only with respect to an extraordinary corporate transaction involving our company or any of our subsidiaries, such as merger, reorganization, tender offer, sale or transfer of substantially all of its assets, or liquidation.

Transfer Agent

The transfer agent for our common stock is Nevada Agency and Transfer Company. The transfer agent’s address is 50 West Liberty Street, Suite 880, Reno, Nevada 89501.

DESCRIPTION OF WARRANTS

General

We may issue warrants for the purchase of our debt securities or common stock, or any combination thereof. Warrants may be issued independently or together with any other security offered hereby and may be attached to or separate from any offered securities. The warrants may be issued under a warrant agreement that we enter into with a warrant agent, all as shall be set forth in a prospectus supplement relating to the particular series of warrants being offered pursuant to this prospectus and such prospectus supplement. This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

Debt Warrants

The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of the debt warrants, including the following:

●	the title of the debt warrants;

●	the offering price for the debt warrants, if any;

●	the aggregate number of the debt warrants;

●	the designation and terms of the debt securities, including any conversion rights, purchasable upon exercise of the debt warrants;

●	if applicable, the date from and after which the debt warrants and any debt securities issued with them will be separately transferable;

●	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

●	the dates on which the right to exercise the debt warrants will commence and expire;

●	if applicable, the minimum or maximum amount of the debt warrants that may be exercised at any one time;

●	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

●	information with respect to book-entry procedures, if any; the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	if applicable, a discussion of material U.S. federal income tax considerations;

●	the antidilution provisions of the debt warrants, if any;

●	the redemption or call provisions, if any, applicable to the debt warrants;

●	any provisions with respect to the holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

●	any additional terms of the debt warrants, including procedures, and limitations relating to the exchange, exercise and settlement of the debt warrants.

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Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations. Debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal or any premium, if any, or interest on the debt securities purchasable upon exercise.

Equity Warrants

The prospectus supplement relating to a particular series of warrants to purchase our common stock will describe the terms of the warrants, including the following:

●	the title of the warrants;

●	the offering price for the warrants, if any;

●	the aggregate number of warrants;

●	the designation and terms of the common stock that may be purchased upon exercise of the warrants;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

●	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

●	the number of shares of common stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

●	the dates on which the right to exercise the warrants shall commence and expire;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	if applicable, a discussion of material U.S. federal income tax considerations;

●	the antidilution provisions of the warrants, if any;

●	the redemption or call provisions, if any, applicable to the warrants;

●	any provisions with respect to the holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

●	any additional terms of the warrants, including procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

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Holders of equity warrants will not be entitled:

●	to vote, consent or receive dividends;

●	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

●	exercise any rights as stockholders of us.

DESCRIPTION OF DEBT SECURITIES

The debt securities may be either secured or unsecured and will either be our senior debt securities or our subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and a trustee to be specified in an accompanying prospectus supplement. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. Together, the senior indenture and the subordinated indenture are called indentures in this description. This prospectus, together with the applicable prospectus supplement, will describe the terms of a particular series of debt securities.

The following is a summary of selected provisions and definitions of the indentures and debt securities to which any prospectus supplement may relate. The summary of selected provisions of the indentures and the debt securities appearing below is not complete and is subject to, and qualified entirely by reference to, all of the provisions of the applicable indenture and certificates evidencing the applicable debt securities. For additional information, you should look at the applicable indenture and the certificate evidencing the applicable debt security that is filed as an exhibit to the registration statement that includes the prospectus. In this description of the debt securities, the words “OncoSec,” “we,” “us,” or “our” refer only to OncoSec Medical Incorporated and not to any of our subsidiaries, unless we expressly state or the context otherwise requires.

The following description sets forth selected general terms and provisions of the applicable indenture and debt securities to which any prospectus supplement may relate. Other specific terms of the applicable indenture and debt securities will be described in the applicable prospectus supplement. If any particular terms of the indenture or debt securities described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement.

General

Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series.

We are not limited as to the amount of debt securities we may issue under the indentures. Unless otherwise provided in a prospectus supplement, a series of debt securities may be reopened to issue additional debt securities of such series.

The prospectus supplement relating to a particular series of debt securities will set forth:

●	whether the debt securities are senior or subordinated;

●	the offering price;

●	the title;

●	any limit on the aggregate principal amount;

●	the person who shall be entitled to receive interest, if other than the record holder on the record date;

●	the date or dates the principal will be payable;

●	the interest rate or rates, which may be fixed or variable, if any, the date from which interest will accrue, the interest payment dates and the regular record dates, or the method for calculating the dates and rates;

●	the place where payments may be made;

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●	any mandatory or optional redemption provisions or sinking fund provisions and any applicable redemption or purchase prices associated with these provisions;

●	if issued other than in denominations of U.S. $1,000 or any multiple of U.S. $1,000, the denominations in which the debt securities shall be issuable;

●	if applicable, the method for determining how the principal, premium, if any, or interest will be calculated by reference to an index or formula;

●	if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable and whether we or a holder may elect payment to be made in a different currency;

●	the portion of the principal amount that will be payable upon acceleration of maturity, if other than the entire principal amount;

●	if the principal amount payable at stated maturity will not be determinable as of any date prior to stated maturity, the amount or method for determining the amount which will be deemed to be the principal amount;

●	if applicable, whether the debt securities shall be subject to the defeasance provisions described below under “Satisfaction and discharge; defeasance” or such other defeasance provisions specified in the applicable prospectus supplement for the debt securities;

●	any conversion or exchange provisions;

●	whether the debt securities will be issuable in the form of a global security;

●	any subordination provisions applicable to the subordinated debt securities if different from those described below under “Subordinated debt securities;”

●	any paying agents, authenticating agents, security registrars or other agents for the debt securities, if other than the trustee;

●	any provisions relating to any security provided for the debt securities, including any provisions regarding the circumstances under which collateral may be released or substituted;

●	any deletions of, or changes or additions to, the events of default, acceleration provisions or covenants;

●	any provisions relating to guaranties for the securities and any circumstances under which there may be additional obligors;

●	the terms, if any, upon which such debt securities are to be issuable upon the exercise of warrants, units or rights; and

●	any other specific terms of such debt securities.

Unless otherwise specified in the prospectus supplement, the debt securities will be registered debt securities. Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at time of issuance is below market rates. The U.S. federal income tax considerations applicable to debt securities sold at a discount will be described in the applicable prospectus supplement.

Exchange and Transfer

Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us.

We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

In the event of any partial redemption of debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange, any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

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We will appoint the trustee as the initial security registrar. Any transfer agent, in addition to the security registrar initially designated by us, will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Global Securities

The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

●	be registered in the name of a depositary, or its nominee, that we will identify in a prospectus supplement;

●	be deposited with the depositary or nominee or custodian; and

●	bear any required legends.

No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

●	the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary;

●	an event of default is continuing with respect to the debt securities of the applicable series; or

●	any other circumstance described in a prospectus supplement has occurred permitting or requiring the issuance of any such security.

As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indentures. Except in the above limited circumstances, owners of beneficial interests in a global security will not be:

●	entitled to have the debt securities registered in their names;

●	entitled to physical delivery of certificated debt securities; or

●	considered to be holders of those debt securities under the indenture.

Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.

Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or any participant, with respect to interests of persons held by participants on their behalf.

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Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary policies and procedures may change from time to time. Neither any trustee nor we will have any responsibility or liability for the depositary’s or any participant’s records with respect to beneficial interests in a global security.

Payment and Paying Agents

Unless otherwise indicated in a prospectus supplement, the provisions described in this paragraph will apply to the debt securities. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder. The trustee will be designated as our initial paying agent.

We may also name any other paying agents in a prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for payment on any debt security that remain unclaimed for a period ending the earlier of:

●	10 business days prior to the date the money would be turned over to the applicable state; or

●	at the end of two years after such payment was due,

will be repaid to us thereafter. The holder may look only to us for such payment.

No Protection in the Event of a Change of Control

Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction, whether or not such transaction results in a change in control.

Covenants

Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any financial or restrictive covenants.

Consolidation, Merger and Sale of Assets

Unless we indicate otherwise in a prospectus supplement with respect to a particular series of debt securities, we may not consolidate with or merge into any other person (other than a subsidiary of us), in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to, any person (other than a subsidiary of us), unless:

●	the successor entity, if any, is a U.S. corporation, limited liability company, partnership, trust or other business entity;

●	the successor entity assumes our obligations on the debt securities and under the indentures;

●	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

●	certain other conditions specified in the indenture are met.

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Events of Default

Unless we indicate otherwise in a prospectus supplement, the following will be events of default for any series of debt securities under the indentures:

(i)	we fail to pay principal of or any premium on any debt security of that series when due;

(ii)	we fail to pay any interest on any debt security of that series for 60 days after it becomes due;

(iii)	we fail to deposit any sinking fund payment when due;

(iv)	we fail to perform any other covenant in the indenture and such failure continues for 90 days after we are given the notice required in the indentures; and

(v)	certain events involving our bankruptcy, insolvency or reorganization.

Additional or different events of default applicable to a series of debt securities may be described in a prospectus supplement. An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.

The trustee may withhold notice to the holders of any default, except defaults in the payment of principal, premium, if any, interest, any sinking fund installment on, or with respect to any conversion right of, the debt securities of such series. However, the trustee must consider it to be in the interest of the holders of the debt securities of such series to withhold this notice.

Unless we indicate otherwise in a prospectus supplement, if an event of default, other than an event of default described in clause (v) above, shall occur and be continuing with respect to any series of debt securities, either the trustee or the holders of at least a 25 percent in aggregate principal amount of the outstanding securities of that series may declare the principal amount and premium, if any, of the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest, if any, thereon, to be due and payable immediately.

Unless we indicate otherwise in a prospectus supplement, if an event of default described in clause (v) above shall occur, the principal amount and premium, if any, of all the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest, if any, thereon, will automatically become immediately due and payable. Any payment by us on the subordinated debt securities following any such acceleration will be subject to the subordination provisions described below under “Subordinated debt securities.”

Notwithstanding the foregoing, each indenture will provide that we may, at our option, elect that the sole remedy for an event of default relating to our failure to comply with our obligations described under the section entitled “Reports” below or our failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act will for the first 180 days after the occurrence of such an event of default consist exclusively of the right to receive additional interest on the relevant series of debt securities at an annual rate equal to (i) 0.25% of the principal amount of such series of debt securities for the first 90 days after the occurrence of such event of default and (ii) 0.50% of the principal amount of such series of debt securities from the 91st day to, and including, the 180th day after the occurrence of such event of default, which we call “additional interest.” If we so elect, the additional interest will accrue on all outstanding debt securities from and including the date on which such event of default first occurs until such violation is cured or waived and shall be payable on each relevant interest payment date to holders of record on the regular record date immediately preceding the interest payment date. On the 181st day after such event of default (if such violation is not cured or waived prior to such 181st day), the debt securities will be subject to acceleration as provided above. In the event we do not elect to pay additional interest upon any such event of default in accordance with this paragraph, the debt securities will be subject to acceleration as provided above.

In order to elect to pay the additional interest as the sole remedy during the first 180 days after the occurrence of any event of default relating to the failure to comply with the reporting obligations in accordance with the preceding paragraph, we must notify all holders of debt securities and the trustee and paying agent of such election prior to the close of business on the first business day following the date on which such event of default occurs. Upon our failure to timely give such notice or pay the additional interest, the debt securities will be immediately subject to acceleration as provided above.

After acceleration, the holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amounts or interest, have been cured or waived.

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Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee reasonable indemnity. Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

A holder of debt securities of any series will not have any right to institute any proceeding under the indentures, or for the appointment of a receiver or a trustee, or for any other remedy under the indentures, unless:

(i)	the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;

(ii)	the holders of at least 25 percent in aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding; and

(iii)	the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 60 days after the original request.

Holders may, however, sue to enforce the payment of principal, premium or interest on any debt security on or after the due date or to enforce the right, if any, to convert any debt security (if the debt security is convertible) without following the procedures listed in (i) through (iii) above.

We will furnish the trustee an annual statement from our officers as to whether or not we are in default in the performance of the conditions and covenants under the indenture and, if so, specifying all known defaults.

Modification and Waiver

Unless we indicate otherwise in a prospectus supplement, the applicable trustee and we may make modifications and amendments to an indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the modification or amendment.

We may also make modifications and amendments to the indentures for the benefit of holders without their consent, for certain purposes including, but not limited to:

●	providing for our successor to assume the covenants under the indenture;

●	adding covenants or events of default;

●	making certain changes to facilitate the issuance of the securities;

●	securing the securities;

●	providing for a successor trustee or additional trustees;

●	curing any ambiguities or inconsistencies;

●	providing for guaranties of, or additional obligors on, the securities;

●	permitting or facilitating the defeasance and discharge of the securities; and

●	other changes specified in the indenture.

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However, neither the trustee nor we may make any modification or amendment without the consent of the holder of each outstanding security of that series affected by the modification or amendment if such modification or amendment would:

●	change the stated maturity of any debt security;

●	reduce the principal, premium, if any, or interest on any debt security or any amount payable upon redemption or repurchase, whether at our option or the option of any holder, or reduce the amount of any sinking fund payments;

●	reduce the principal of an original issue discount security or any other debt security payable on acceleration of maturity;

●	change the place of payment or the currency in which any debt security is payable;

●	impair the right to enforce any payment after the stated maturity or redemption date;

●	if subordinated debt securities, modify the subordination provisions in a materially adverse manner to the holders;

●	adversely affect the right to convert any debt security if the debt security is a convertible debt security; or

●	change the provisions in the indenture that relate to modifying or amending the indenture.

Satisfaction and Discharge; Defeasance

We may be discharged from our obligations on the debt securities, subject to limited exceptions, of any series that have matured or will mature or be redeemed within one year if we deposit enough money with the trustee to pay all the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.

Each indenture contains a provision that permits us to elect either or both of the following:

●	we may elect to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding. If we make this election, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for the rights of holders to receive payments on debt securities or the registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

●	we may elect to be released from our obligations under some or all of any financial or restrictive covenants applicable to the series of debt securities to which the election relates and from the consequences of an event of default resulting from a breach of those covenants.

To make either of the above elections, we must irrevocably deposit in trust with the trustee enough money to pay in full the principal, interest and premium on the debt securities. This amount may be made in cash and/or U.S. government obligations or, in the case of debt securities denominated in a currency other than U.S. dollars, cash in the currency in which such series of securities is denominated and/or foreign government obligations. As a condition to either of the above elections, for debt securities denominated in U.S. dollars we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the action.

With respect to debt securities of any series that are denominated in a currency other than United States dollars, “foreign government obligations” means:

●	direct obligations of the government that issued or caused to be issued the currency in which such securities are denominated and for the payment of which obligations its full faith and credit is pledged, or, with respect to debt securities of any series which are denominated in Euros, direct obligations of certain members of the European Union for the payment of which obligations the full faith and credit of such members is pledged, which in each case are not callable or redeemable at the option of the issuer thereof; or

●	obligations of a person controlled or supervised by or acting as an agency or instrumentality of a government described in the bullet above the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by such government, which are not callable or redeemable at the option of the issuer thereof.

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Reports

The indentures provide that any reports or documents that we file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act will be filed with the trustee within 15 days after the same is filed with the SEC. Documents filed by us with the SEC via the EDGAR system will be deemed filed with the trustee as of the time such documents are filed with the SEC.

Notices

Notices to holders will be given by mail to the addresses of the holders in the security register.

Governing Law

The indentures and the debt securities will be governed by, and construed under, the laws of the State of New York.

No Personal Liability of Directors, Officers, Employees and Stockholders

No incorporator, stockholder, employee, agent, officer, director or subsidiary of ours will have any liability for any obligations of ours, or because of the creation of any indebtedness under the debt securities, the indentures or supplemental indentures. The indentures provide that all such liability is expressly waived and released as a condition of, and as a consideration for, the execution of such indentures and the issuance of the debt securities.

Regarding the Trustee

The indentures limit the right of the trustee, should it become our creditor, to obtain payment of claims or secure its claims.

The trustee will be permitted to engage in certain other transactions with us. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which it is trustee, the trustee must eliminate the conflict or resign.

Subordinated Debt Securities

The following provisions will be applicable with respect to each series of subordinated debt securities, unless otherwise stated in the prospectus supplement relating to that series of subordinated debt securities.

The indebtedness evidenced by the subordinated debt securities of any series is subordinated, to the extent provided in the subordinated indenture and the applicable prospectus supplement, to the prior payment in full, in cash or other payment satisfactory to the holders of senior debt, of all senior debt, including any senior debt securities.

Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, whether voluntary or involuntary, marshalling of assets, assignment for the benefit of creditors, or in bankruptcy, insolvency, receivership or other similar proceedings, payments on the subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash or other payment satisfactory to holders of senior debt of all senior debt.

In the event of any acceleration of the subordinated debt securities of any series because of an event of default with respect to the subordinated debt securities of that series, holders of any senior debt would be entitled to payment in full in cash or other payment satisfactory to holders of senior debt of all senior debt before the holders of subordinated debt securities are entitled to receive any payment or distribution.

In addition, the subordinated debt securities will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries, including trade payables and lease obligations. This occurs because our right to receive any assets of our subsidiaries upon their liquidation or reorganization, and your right to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors, except to the extent that we are recognized as a creditor of such subsidiary. If we are recognized as a creditor of that subsidiary, our claims would still be subordinate to any security interest in the assets of the subsidiary and any indebtedness of the subsidiary senior to us.

We are required to promptly notify holders of senior debt or their representatives under the subordinated indenture if payment of the subordinated debt securities is accelerated because of an event of default.

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Under the subordinated indenture, we may also not make payment on the subordinated debt securities if:

●	a default in our obligations to pay principal, premium, if any, interest or other amounts on our senior debt occurs and the default continues beyond any applicable grace period, which we refer to as a payment default; or

●	any other default occurs and is continuing with respect to designated senior debt that permits holders of designated senior debt to accelerate its maturity, which we refer to as a non-payment default, and the trustee receives a payment blockage notice from us or some other person permitted to give the notice under the subordinated indenture.

We will resume payments on the subordinated debt securities:

●	in case of a payment default, when the default is cured or waived or ceases to exist, and

●	in case of a nonpayment default, the earlier of when the default is cured or waived or ceases to exist or 179 days after the receipt of the payment blockage notice.

No new payment blockage period may commence on the basis of a nonpayment default unless 365 days have elapsed from the effectiveness of the immediately prior payment blockage notice. No nonpayment default that existed or was continuing on the date of delivery of any payment blockage notice to the trustee shall be the basis for a subsequent payment blockage notice.

As a result of these subordination provisions, in the event of our bankruptcy, dissolution or reorganization, holders of senior debt may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors. The subordination provisions will not prevent the occurrence of any event of default under the subordinated indenture.

The subordination provisions will not apply to payments from money or government obligations held in trust by the trustee for the payment of principal, interest and premium, if any, on subordinated debt securities pursuant to the provisions described under the section entitled “Satisfaction and discharge; defeasance,” if the subordination provisions were not violated at the time the money or government obligations were deposited into trust.

If the trustee or any holder receives any payment that should not have been made to them in contravention of subordination provisions before all senior debt is paid in full in cash or other payment satisfactory to holders of senior debt, then such payment will be held in trust for the holders of senior debt.

Senior debt securities will constitute senior debt under the subordinated indenture.

Additional or different subordination provisions may be described in a prospectus supplement relating to a particular series of debt securities.

Definitions

For purposes of this description of debt securities, the following definitions shall apply:

“Designated senior debt” means our obligations under any particular senior debt in which the instrument creating or evidencing the same or the assumption or guarantee thereof, or related agreements or documents to which we are a party, expressly provides that such indebtedness shall be designated senior debt for purposes of the subordinated indenture. The instrument, agreement or other document evidencing any designated senior debt may place limitations and conditions on the right of such senior debt to exercise the rights of designated senior debt.

“Indebtedness” means the following, whether absolute or contingent, secured or unsecured, due or to become due, outstanding on the date of the indenture for such series of securities or thereafter created, incurred or assumed:

●	our indebtedness evidenced by a credit or loan agreement, note, bond, debenture or other written obligation;

●	all of our obligations for money borrowed;

●	all of our obligations evidenced by a note or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind;

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●	our obligations:

●	as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles, or

●	as lessee under leases for facilities, capital equipment or related assets, whether or not capitalized, entered into or leased for financing purposes;

●	all of our obligations under interest rate and currency swaps, caps, floors, collars, hedge agreements, forward contracts or similar agreements or arrangements;

●	all of our obligations with respect to letters of credit, bankers’ acceptances and similar facilities, including reimbursement obligations with respect to the foregoing;

●	all of our obligations issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business;

●	all obligations of the type referred to in the above clauses of another person, the payment of which, in either case, we have assumed or guaranteed, for which we are responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or otherwise, or which are secured by a lien on our property; and

●	renewals, extensions, modifications, replacements, restatements and refundings of, or any indebtedness or obligation issued in exchange for, any such indebtedness or obligation described in the above clauses of this definition.

“Senior debt” means the principal of, premium, if any, and interest, including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding, and rent payable on or in connection with, and all fees and other amounts payable in connection with, our indebtedness. However, senior debt shall not include:

●	any debt or obligation if its terms or the terms of the instrument under which or pursuant to which it is issued expressly provide that it shall not be senior in right of payment to the subordinated debt securities or expressly provide that such indebtedness is on the same basis or “junior” to the subordinated debt securities; or

●	debt to any of our subsidiaries, a majority of the voting stock of which is owned, directly or indirectly, by us.

“Subsidiary” means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by us or by one or more or our other subsidiaries or by a combination of us and our other subsidiaries. For purposes of this definition, “voting stock” means stock or other similar interests which ordinarily has or have voting power for the election of directors, or persons performing similar functions, whether at all times or only so long as no senior class of stock or other interests has or have such voting power by reason of any contingency.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our common stock, debt securities or other securities, or any combination thereof. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the rights. In connection with any offering of rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

Each series of rights will be issued under a separate rights agreement, which we will enter into with a bank or trust company, as rights agent, all of which will be set forth in the relevant offering material. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights.

The following description is a summary of selected provisions relating to rights to which any prospectus supplement may relate, all as shall be set forth in a prospectus supplement relating to the particular rights being offered pursuant to this prospectus and such prospectus supplement. This summary of certain provisions of the rights is not complete. For the terms of the particular rights being offered, you should refer to the prospectus supplement and the rights certificate and agreement for those rights.

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General

The prospectus supplement relating to rights being offered will describe the terms of the rights, including the following:

●	in the case of a distribution of rights to our stockholders, the date of determining the stockholders entitled to the rights distribution;

●	in the case of a distribution of rights to our stockholders, the number of rights issued or to be issued to each stockholder;

●	the exercise price payable for each share of debt securities, common stock or other securities upon the exercise of the rights;

●	the number and terms of the shares of debt securities, common stock or other securities which may be purchased pursuant to each right;

●	the extent to which the rights are transferable;

●	the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;

●	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

●	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights; and

●	any other terms of the rights, including, among other things, the terms, procedures, conditions and limitations relating to the exchange and exercise of the rights.

The provisions described in this section, as well as those described under “Description of Capital Stock” and “Description of Debt Securities,” will apply, as applicable, to any rights we may offer.

DESCRIPTION OF UNITS

We may issue units composed of any combination of our common stock, warrants and debt securities. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units to which any prospectus supplement may relate, all as shall be set forth in a prospectus supplement relating to the particular units being offered pursuant to this prospectus and such prospectus supplement. This summary of certain provisions of the units is not complete. For the terms of the particular units being offered, you should refer to the prospectus supplement and the units certificate and agreement for those units.

General

The prospectus supplement relating to units being offered will describe the terms of the rights, including the following:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

●	whether the units will be issued in fully registered or global form; and

●	any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Warrants” and “Description of Debt Securities,” will apply to each unit and to each security included in each unit, respectively.

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PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, (iv) through a rights offering, or (v) through a combination of any these methods. The distribution of securities may be effected, from time to time, in one or more transactions, including:

●	block transactions (which may involve crosses) and transactions on the NASDAQ Capital Market or any other organized market where the securities may be traded;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

●	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

●	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The consideration may be cash or another form negotiated by the parties. Non-cash consideration may consist of services or products, whether tangible or intangible, and including services or products we may use in our business; outstanding debt or equity securities of our company or one or more of its subsidiaries; debt or equity securities or assets of other companies, including in connection with investments, joint ventures or other strategic transactions, or acquisitions; release of claims or settlement of disputes; and satisfaction of obligations, including obligations to make payment of interest on outstanding obligations. We may sell the securities as part of a transaction in which outstanding debt or equity securities of our company are surrendered, converted, exercised, canceled or transferred.

We will describe the terms of any offering of the securities registered hereunder in a prospectus supplement, information incorporated by reference or free writing prospectus, which will include the following information:

●	the terms of the offering;

●	the names of any underwriters or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any commissions paid to agents.

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Sale through Underwriters or Dealers

Only underwriters we name in a prospectus supplement, information incorporated by reference or free writing prospectus are underwriters of the securities offered thereby. If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may also make direct sales through subscription rights distributed to our existing stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Underwriter, Dealer or Agent Discounts and Commissions

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers as their agents in connection with the sale of securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions, or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. Each prospectus supplement will identify any such underwriter, dealer or agent, and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. The maximum commission or discount to be received by any underwriter, dealer or agent will not be greater than eight percent (8%) of the maximum gross proceeds of the securities that may be sold under this prospectus and any applicable prospectus supplement, as the case may be.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market-Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, the securities may not have a liquid trading market.

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Any person participating in a distribution of our securities will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations thereunder, including, among others, Regulation M, which may limit the timing of purchases and sales of our securities by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in a distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

Derivative Transactions and Hedging

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Electronic Auctions

We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. For example, in the case of a debt security, the clearing spread could be indicated as a number of “basis points” above an index treasury note. Of course, many pricing methods can and may also be used.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

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LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities being offered pursuant to this prospectus has been passed upon by McDonald Carano LLP, Reno, Nevada, and Morrison & Foerster LLP, San Diego, California. Any underwriters will be advised about legal matters relating to any offering by their own legal counsel.

EXPERTS

The consolidated financial statements of OncoSec Medical Incorporated appearing in its Annual Report on Form 10-K for the fiscal year ended July 31, 2015, filed with the SEC on October 14, 2015, have been audited by Mayer Hoffman McCann P.C., an independent registered public accounting firm, as stated in its report therein, and are incorporated by reference. Such audited consolidated financial statements are incorporated hereby by reference in reliance upon such report of such firm given upon its authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it. This means that we can disclose important information to you in this prospectus by referring you to another document. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement. We incorporate by reference the documents listed below that we have previously filed with the SEC (excluding any portions of any Current Report on Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

●	our Annual Report on Form 10-K for the fiscal year ended July 31, 2015 filed with the SEC on October 14, 2015;

●	our Quarterly Reports on Form 10-Q for the quarters ended October 31, 2015, January 31, 2016 and April 30, 2016 and filed with the SEC on December 8, 2015, March 8, 2016 and June 9, 2016, respectively;

●	our Current Reports on Form 8-K filed with the SEC on August 5, 2015, October 5, 2015, October 30, 2015, October 30, 2015, November 5, 2015, December 7, 2015, December 29, 2015, January 26, 2016, April 15, 2016, May 24, 2016 and July 1, 2016; and

●	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on May 27, 2015, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

We will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, on written or oral request of that person, a copy of any or all of the documents we are incorporating by reference into this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference into those documents. Such written requests should be addressed to:

OncoSec Medical Incorporated

5820 Nancy Ridge Drive

San Diego, California 92121

Attention: Investor Relations

You may also make such requests by contacting us at (855) 662-6732.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and proxy statements and other information with the SEC. You may read and copy any document that we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available on the SEC’s web site at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our web site at http://www.oncosec.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this document.

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           Shares

Common Stock

Warrants to Purchase Shares of Common Stock

PROSPECTUS SUPPLEMENT

A.G.P.

May       , 2019